                                                                   Exhibit 10.21

    [CERTAIN MATERIAL (INDICATED BY A [*CON*]) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED
MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]



                          LICENSE AND OPTION AGREEMENT



                                 BY AND BETWEEN



                          APOLLO BIOPHARMACEUTICS, INC.



                                       AND



                       AMERICAN HOME PRODUCTS CORPORATION

              ACTING THROUGH ITS WYETH-AYERST LABORATORIES DIVISION







                                FEBRUARY 8, 1999

                                TABLE OF CONTENTS


1.       DEFINITIONS.....................................................................................1

         1.1      "AFFILIATE(S)".........................................................................1
         1.2      "APOLLO NCE"...........................................................................1
         1.3      "APOLLO PATENT RIGHTS".................................................................2
         1.4      "COMMERCIALLY REASONABLE EFFORTS"......................................................2
         1.5      "CONTROL" OR "CONTROLLED"..............................................................2
         1.6      "EFFECTIVE DATE".......................................................................2
         1.7      [ * CON * ]............................................................................2
         1.8      [ * CON * ]............................................................................3
         1.9      "FIELD"................................................................................3
         1.10     "FIRST COMMERCIAL SALE"................................................................3
         1.11     [ * CON * ]............................................................................3
         1.12     "HSR ACT"..............................................................................3
         1.13     "INTERIM CLINICAL EVALUATION POINT" OR "ICE"...........................................3
         1.14     "IND FILING"...........................................................................3
         1.15     "IND TRACK"............................................................................3
         1.16     "KNOW-HOW".............................................................................3
         1.17     "LICENSED PRODUCT(S)"..................................................................3
         1.18     "MAJOR COUNTRY"........................................................................4
         1.19     "NET SALES"............................................................................4
         1.20     [ * CON * ]............................................................................5
         1.21     [ * CON * ]............................................................................5
         1.22     "OPTION TERM"..........................................................................5
         1.23     "PRODUCT"..............................................................................5
         1.24     "PRODUCT TYPE".........................................................................5
         1.25     "REGULATORY APPROVAL"..................................................................5
         1.26     "REGULATORY AUTHORITY".................................................................5
         1.27     "SCIENTIFIC REVIEW COMMITTEE"..........................................................6
         1.28     "START PHASE III"......................................................................6
         1.29     "TERRITORY"............................................................................6
         1.30     "THIRD PARTY(IES)".....................................................................6
         1.31     "TYPE A PRODUCT".......................................................................6
         1.32     "TYPE B PRODUCT".......................................................................6
         1.33     "TYPE C PRODUCT".......................................................................6
         1.34     "TYPE D PRODUCT".......................................................................6
         1.35     "TYPE E PRODUCT".......................................................................6
         1.36     [ * CON * ]............................................................................6
         1.37     "VALID CLAIM"..........................................................................6

2.       RIGHTS GRANTED..................................................................................7

         2.1      EXCLUSIVE LICENSE......................................................................7
         2.2      SUBLICENSES............................................................................7
         2.3      GRANT OF OPTIONS.......................................................................7
                  2.3.1    TYPE C PRODUCTS...............................................................8
                  2.3.2    TYPE D PRODUCTS...............................................................8
                  2.3.3    TYPE E PRODUCTS...............................................................8
         2.4      EXERCISE OF OPTIONS....................................................................8
         2.5      [ * CON * ]............................................................................9
         2.6      HSR FILING AND APPROVALS...............................................................9
                  2.6.1    HSR FILING....................................................................9
                  2.6.2    APOLLO'S AND AHPC'S OBLIGATIONS..............................................10
                  2.6.3    ADDITIONAL APPROVALS.........................................................10


                                       i
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
                  2.6.4    FAILURE TO CLOSE.............................................................10
         2.7      U.S. MANUFACTURE......................................................................11

3.       CONSIDERATION..................................................................................11

         3.1      LICENSE FEE...........................................................................11
         3.2      ADDITIONAL FEES - TYPE A PRODUCT......................................................11
         3.3      ADDITIONAL FEES - TYPE B PRODUCTS.....................................................12
         3.4      OPTION TERM EXTENSION FEES............................................................12
         3.5      OPTION EXERCISE FEE...................................................................12
                  3.5.1    TYPE C PRODUCTS..............................................................12
                  3.5.2    TYPE D PRODUCTS..............................................................12
                  3.5.3    TYPE E PRODUCTS..............................................................13
         3.6      ADDITIONAL FEES - TYPE C PRODUCTS.....................................................13
         3.7      ADDITIONAL FEES - TYPE D PRODUCTS.....................................................13
         3.8      ADDITIONAL FEES - TYPE E PRODUCTS.....................................................14
         3.9      ROYALTIES.............................................................................14
                  3.9.1    ROYALTY RATES -- TYPE A PRODUCTS.............................................14
                  3.9.2    ROYALTY RATES -- TYPE B PRODUCTS.............................................15
                  3.9.3    ROYALTY RATES -- TYPE C PRODUCTS.............................................15
                  3.9.4    ROYALTY RATES -- TYPE D PRODUCTS.............................................15
                  3.9.5    ROYALTY RATES -- TYPE E PRODUCTS.............................................16
                  3.9.6    TERM AND SCOPE OF ROYALTY OBLIGATIONS........................................16
                  3.9.7    THIRD PARTY LICENSES.........................................................16
         3.10     REPORTS AND PAYMENT OF ROYALTY........................................................17
                  3.10.1   ROYALTIES PAID QUARTERLY.....................................................17
                  3.10.2   METHOD OF PAYMENT............................................................17
         3.11     MAINTENANCE OF RECORDS; AUDITS........................................................17
                  3.11.1   RECORD KEEPING BY AHPC.......................................................17
                  3.11.2   AUDIT BY APOLLO..............................................................18
                  3.11.3   UNDERPAYMENTS/OVERPAYMENTS...................................................18
                  3.11.4   RECORD KEEPING BY SUBLICENSEE................................................19
                  3.11.5   CONFIDENTIALITY..............................................................19
         3.12     TAXES AND WITHHOLDING.................................................................19
         3.13     FOREIGN EXCHANGE......................................................................19
         3.14     INTEREST..............................................................................19

4.       PRODUCT DEVELOPMENT AND COMMERCIALIZATION......................................................19

         4.1      DEVELOPMENT AND REGISTRATION OF LICENSED PRODUCTS.....................................19
                  4.1.1    DILIGENCE OBLIGATION.........................................................19
                  4.1.2    TYPE D PRODUCTS..............................................................20
                  4.1.3    TYPE E PRODUCTS..............................................................20
         4.2      EXTENSION OF TIME.....................................................................20
         4.3      COMMERCIALIZATION OF LICENSED PRODUCTS................................................20
         4.4      STATUS REPORTS........................................................................20
         4.5      APOLLO DEVELOPMENT AND REPORTING OBLIGATIONS..........................................21
                  4.5.1    DEVELOPMENT..................................................................21
                  4.5.2    SCIENTIFIC REVIEW COMMITTEE; REPORTS.........................................21

5.       REGULATORY MATTERS.............................................................................22

         5.1      REGULATORY FILINGS....................................................................22
         5.2      ADVERSE EVENT REPORTING...............................................................22


                                       ii
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
6.       INTELLECTUAL PROPERTY..........................................................................22

         6.1      FILING, PROSECUTION AND MAINTENANCE OF APOLLO PATENT RIGHTS...........................22
         6.2      OPTION OF AHPC TO PROSECUTE AND MAINTAIN APOLLO PATENT RIGHTS.........................23
         6.3      ENFORCEMENT OF APOLLO PATENT RIGHTS...................................................23
                  6.3.1    NOTICE AND DISCONTINUANCE OF INFRINGEMENT....................................23
                  6.3.2    CONTINUANCE OF INFRINGEMENT..................................................24
         6.4      INFRINGEMENT OF THIRD PARTY PATENTS; THIRD PARTY LICENSES.............................25
                  6.4.1    COURSE OF ACTION.............................................................25
                  6.4.2    AHPC OPTION TO NEGOTIATE.....................................................25
                  6.4.3    APOLLO OPTION TO NEGOTIATE...................................................25
                  6.4.4    THIRD PARTY INFRINGEMENT SUIT................................................25
         6.5      CERTIFICATION UNDER DRUG PRICE COMPETITION AND PATENT RESTORATION ACT.................27
         6.6      ABANDONMENT...........................................................................27
         6.7      PATENT TERM RESTORATION...............................................................27
         6.8      NOTICES REGARDING PATENTS.............................................................28

7.       REPRESENTATIONS AND WARRANTIES.................................................................29

         7.1      REPRESENTATIONS AND WARRANTIES OF BOTH PARTIES........................................29
         7.2      REPRESENTATIONS AND WARRANTIES OF APOLLO..............................................29
         7.3      REPRESENTATION BY LEGAL COUNSEL.......................................................31
         7.4      PRIOR AGREEMENTS......................................................................31
         7.5      APOLLO DISCLAIMER.....................................................................32

8.       TERM AND TERMINATION...........................................................................32

         8.1      TERM AND EXPIRATION...................................................................32
         8.2      TERMINATION BY AHPC...................................................................32
         8.3      TERMINATION BY APOLLO FOR LACK OF DILIGENCE...........................................32
                  8.3.1    FAILURE TO USE COMMERCIALLY REASONABLE EFFORTS...............................33
                  8.3.2    FAILURE TO FILE IND..........................................................33
         8.4      TERMINATION FOR CAUSE.................................................................33
         8.5      EFFECT OF TERMINATION.................................................................34
                  8.5.1    TERMINATION BY AHPC..........................................................34
                  8.5.2    TERMINATION BY APOLLO........................................................34
                  8.5.3    EFFECT OF BANKRUPTCY.........................................................35
         8.6      SURVIVAL OF OBLIGATIONS...............................................................35

9.       INDEMNIFICATION AND INSURANCE..................................................................35

         9.1      INDEMNIFICATION BY AHPC...............................................................35
         9.2      INDEMNIFICATION BY APOLLO.............................................................36
         9.3      CONDITIONS TO INDEMNIFICATION.........................................................36
         9.4      SETTLEMENTS...........................................................................37
         9.5      LIMITATION OF LIABILITY...............................................................37
         9.6      INSURANCE.............................................................................37

10.      CONFIDENTIALITY................................................................................38

         10.1     NONDISCLOSURE OBLIGATION..............................................................38
         10.2     PERMITTED DISCLOSURES.................................................................39
         10.3     RETURN OF INFORMATION.................................................................39
         10.4     DISCLOSURE OF AGREEMENT...............................................................39
         10.5     PUBLICITY.............................................................................39


                                      iii

11.      MISCELLANEOUS..................................................................................40

         11.1     FORCE MAJEURE.........................................................................40
         11.2     ASSIGNMENT............................................................................40
                  11.2.1   ASSIGNMENT BY APOLLO.........................................................40
                  11.2.2   ASSIGNMENT BY AHPC...........................................................40
                  11.2.3   BINDING NATURE OF ASSIGNMENT.................................................41
         11.3     NO WAIVER.............................................................................41
         11.4     SEVERABILITY..........................................................................41
         11.5     RELATIONSHIP BETWEEN THE PARTIES......................................................41
         11.6     CORRESPONDENCE AND NOTICES............................................................41
                  11.6.1   ORDINARY NOTICES.............................................................41
                  11.6.2   EXTRAORDINARY NOTICES........................................................41
                  11.6.3   ADDRESSES....................................................................42
         11.7     CHOICE OF LAW; DISPUTE RESOLUTION.....................................................42
         11.8     PROVISIONS FOR INSOLVENCY.............................................................44
                  11.8.1   EFFECT ON LICENSES...........................................................44
                  11.8.2   RIGHTS TO INTELLECTUAL PROPERTY..............................................45
                  11.8.3   AHPC'S RIGHTS................................................................45
         11.9     EXPORT CONTROLS.......................................................................46
         11.10    NON-USE OF NAMES......................................................................46
         11.11    ENTIRE AGREEMENT; AMENDMENT...........................................................46
         11.12    HEADINGS..............................................................................46
         11.13    COUNTERPARTS..........................................................................47
         11.14    FURTHER ACTIONS.......................................................................47


Exhibit A - Apollo Patent Rights
Exhibit B - Definition of Estrogen Excerpted from U.S. Patent 5,554,601 Exhibit C - Adverse Drug Experience Reporting Procedures

                          LICENSE AND OPTION AGREEMENT

         THIS LICENSE AND OPTION AGREEMENT (the "Agreement") is entered into as of this 8th day of February, 1999, by and between APOLLO BIOPHARMACEUTICS, INC., a corporation organized and existing under the laws of the state of Delaware and having a place of business at One Broadway, Suite 600, Cambridge, Massachusetts 02142 ("Apollo"), and AMERICAN HOME PRODUCTS CORPORATION, acting through its WYETH-AYERST LABORATORIES DIVISION, a corporation organized and existing under the laws of the State of Delaware and having a place of business at 555 Lancaster Avenue, St. Davids, Pennsylvania 19087, USA ("AHPC"). Both Apollo and AHPC are referred to herein individually as a "Party" and collectively as the "Parties".

         WHEREAS, Apollo has rights to certain patents and/or patent applications and know-how pertaining to the use of certain estrogen compounds for the treatment or prevention of neurodegenerative diseases, some of which rights were obtained pursuant to and are governed by a license granted to Apollo by [ * CON * ]; and

         WHEREAS, AHPC desires to obtain an exclusive license under such patents, patent applications and know-how and Apollo desires to grant such a license to AHPC.

         NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions set forth below, the Parties, intending to be legally bound, hereby agree as follows:

1.       DEFINITIONS.

         1.1 "AFFILIATE(S)" shall mean any corporation, company, partnership, joint venture and/or firm which controls, is controlled by or is under common control with a Party. For purposes of this Section 1.1, "control" shall mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities, PROVIDED, HOWEVER, that, for purposes of this Agreement, the term "Affiliate" shall not include any entity with respect to which there is a contractual restriction on the right to elect a majority of the directors or to otherwise direct the management and policies of such entity, until such time as such restrictions are no longer in effect.

         1.2 "APOLLO NCE" shall mean a compound, consisting of an [ * CON * ] and useful or potentially useful as an active ingredient in a pharmaceutical product, the making, using or selling of which would, but for the licenses granted hereunder, infringe a Valid Claim included within the Apollo

                  Patent Rights which Valid Claim reads on the composition of matter of such Compound.

         1.3 "APOLLO PATENT RIGHTS" shall mean all patents or patent applications and all divisionals, continuations, continuations-in-part, reissues, renewals, substitutions, extensions, supplementary protection certificates and foreign counterparts thereof, existing as of the Effective Date or filed or issuing during the term of this Agreement which (i) are Controlled by Apollo or its Affiliates and (ii) contain at least one claim which reads on either the composition of matter of any Product or a method of using any Product in the Field. For the sake of clarity, a "method of using any Product" shall not be deemed to include any drug delivery system which may otherwise be encompassed by the Apollo Patent Rights, except to the extent that, with respect to Type D Products and/or Type E Products, on a Product by Product basis, such drug delivery system is the only mechanism or method for delivering such Product to a patient in order to achieve both the desired safety profile and the desired therapeutic or prophylactic effect in the Field. The Apollo Patent Rights existing as of the Effective Date are listed in Exhibit A attached hereto.

         1.4 "COMMERCIALLY REASONABLE EFFORTS" shall mean efforts and resources normally used by a Party for a product owned by it or to which it has rights, which is of similar market potential at a similar stage in its development or product life, taking into account issues of safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory structure involved, the profitability of the applicable products, and other relevant factors.

         1.5 "CONTROL" OR "CONTROLLED" shall mean with respect to any (i) item of information, including, without limitation, Know-How, or (ii) intellectual property right, the possession (whether by ownership or license) by a Party of the ability to grant to the other Party access and/or a license as provided herein under such item or right without violating the terms of any agreement or other arrangements with any Third Party.

         1.6 "EFFECTIVE DATE" shall mean the next business day following the last to occur of: (i) the delivery to each Party of fully executed counterparts of this Agreement, (ii) a determination made by AHPC's finance committee that a notification of this Agreement is not required to be made under the HSR Act, and
                  (iii) if notification of this Agreement is required to be made under the HSR Act, the expiration or earlier termination of any notice and waiting period under the HSR Act.

         1.7 [ * CON * ]

         1.8      [ * CON * ]

         1.9      "FIELD" shall mean [ * CON * ].

         1.10 "FIRST COMMERCIAL SALE" shall mean, with respect to any Licensed Product, the first sale of such Licensed Product, for use in the Field, by AHPC, its Affiliates or sublicensees, to a Third Party in any country of the Territory, after such Licensed Product has been granted Regulatory Approval for use in the Field by the competent Regulatory Authorities in such country.

         1.11 [ * CON * ] shall mean that certain Patent License Agreement With Research Component entered into [ * CON * ].

         1.12 "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         1.13 "INTERIM CLINICAL EVALUATION POINT" or "ICE" shall mean, with respect to any Licensed Product, [ * CON * ].

         1.14 "IND FILING" shall mean the submission by AHPC (with respect to Type A, Type B or Type C Products) or by either Party (with respect to Type D or Type E Products) of an application to the United States Food and Drug Administration ("FDA") to conduct clinical trials with a Product and the allowance by the FDA to commence such studies.

         1.15 "IND TRACK" shall mean the nomination by AHPC, its Affiliates or sublicensees of a Licensed Product for development to IND Filing, according to AHPC's standard internal criteria, an example of which has been provided by AHPC to Apollo on or before the date this Agreement was signed by the Parties.

         1.16 "KNOW-HOW" shall mean all know-how, processes, materials, information, data and analyses including any copyright relating thereto Controlled by Apollo as of the Effective Date or coming into the Control of Apollo during the term of this Agreement relating to estrogen compounds with respect to the Field.

         1.17 "LICENSED PRODUCT(S)" shall mean any Type A Product or Type B Product, and upon AHPC's exercise of the option(s) granted under Section 2.3 hereof and the payment of the applicable option exercise fee, any Type C Product, Type D Product and/or Type E Product, as applicable. For purposes of this Agreement, if two or more Licensed Products contain the same active ingredients they shall be considered to be the same Licensed

                  Product. Additionally, if one or more of the following products become Licensed Products under this Agreement they shall be considered to be the same Licensed Product for all purposes under this Agreement: [ * CON * ].

         1.18 "MAJOR COUNTRY" shall mean the USA, Canada, France, Germany, U.K., Italy, Japan.

         1.19 "NET SALES" shall mean with respect to a Licensed Product, the gross amount invoiced by AHPC, its Affiliates and/or its sublicensees, on sales or other dispositions of such Licensed Product to unrelated Third Parties, less the following items, provided that such items are actually included in the price charged and do not exceed reasonable and customary amounts in the country in which such sale occurred:

                           (a) Trade, cash and quantity discounts actually allowed and taken directly with respect to such sales;

                           (b) Excises, sales taxes or other taxes imposed upon and paid directly with respect to such sales (excluding national, state or local taxes based on income);

                           (c) Amounts repaid or credited by reason of rejections, defects, recalls or returns or because of rebates or retroactive price reduction; and

                           (d)      freight, transportation and insurance.

                  Such amounts shall be determined from the books and records of AHPC, its Affiliates and/or its sublicensees, maintained in accordance with generally accepted accounting principles, consistently applied.

                  If such Licensed Product is sold in bulk (as distinguished from packaged pharmaceutical form) for resale in packaged or finished form, Net Sales shall be calculated by determining the quantity of such Licensed Product in packaged pharmaceutical form that would reasonably be produced from the bulk quantity of such Licensed Product so sold, and by multiplying such quantity by the average price for such Licensed Product in packaged pharmaceutical form during the applicable royalty reporting period. If such Licensed Product is sold, or otherwise commercially disposed of for value (including, without limitation, disposition in connection with the delivery of other products or services), in a transaction that is not a sale for cash to an independent Third Party, then the gross amount invoiced in such transaction shall be deemed to be the gross amount that would have been paid had there been such a sale at the average sale price of such Licensed Product during the applicable royalty reporting period; provided, however, that sale of such

                  Licensed Product in bulk to a Third Party end user who repackages but does not resell such Licensed Product shall be calculated at the actual transaction price.

                  Net Sales shall not include any consideration received by AHPC, its Affiliates or its licensees or sublicensees in respect of the sale, use or other disposition of such Licensed Product in a country as part of a clinical trial prior to the receipt of all Regulatory Approvals required to commence full commercial sales of such Licensed Product in such country, except sales under "treatment INDS," "named patient sales," "compassionate use sales," or their equivalents pursuant to which AHPC, its Affiliates or licenses and sublicensees is/are entitled, under applicable laws, regulations and regulatory policies, to recover costs incurred in providing such Licensed Products to the patients.

         1.20     [ * CON * ]

         1.21     [ * CON * ]

         1.22 "OPTION TERM" shall mean the [ * CON * ] ([ * CON * ]) year period commencing on the Effective Date and any extensions of such [ * CON * ] ([ * CON * ]) year period made in accordance with Section 2.4 hereof or as may otherwise be agreed to by the Parties in writing.

         1.23 "PRODUCT" shall mean any pharmaceutical product containing, as an active ingredient, [ * CON * ] or an Apollo NCE.

         1.24 "PRODUCT TYPE" shall mean either all Type A Products, all Type B Products, all Type C Products, all Type D Products or all Type E Products.

         1.25 "REGULATORY APPROVAL" shall mean the technical, medical and scientific licenses, registrations, authorizations and approvals (including, without limitation, approvals of New Drug Applications, supplements and amendments, pre- and post-approvals, pricing and third party reimbursement approvals, and labeling approvals) of any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the development, manufacture, distribution, marketing, promotion, offer for sale, use, import, export or sale of Licensed Product(s) in a regulatory jurisdiction.

         1.26 "REGULATORY AUTHORITY" shall mean any mean any national (e.g., the United States Food and Drug Administration), supra-national (e.g., the European Commission, the Council of the European Union, or the

                  European Agency for the Evaluation of Medicinal Products), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in each country of the Territory involved in the granting of Regulatory Approval for the Licensed Product.

         1.27 "SCIENTIFIC REVIEW COMMITTEE" shall have the meaning set forth in Section 4.5.2 hereof.

         1.28 "START PHASE III" shall mean the first dosing of a patient in a pivotal, registration clinical trial post-Phase II, under a protocol approved by a governmental regulatory agency, to the extent necessary (e.g., the U.S. FDA), in a Major Country.

         1.29     "TERRITORY" shall mean all countries of the world.

         1.30 "THIRD PARTY(IES)" shall mean any person(s) or entity(ies) other than AHPC, Apollo or their respective Affiliates.

         1.31 "TYPE A PRODUCT" shall mean a Product, [ * CON * ], and (iii) the manufacture, use or sale of which, but for the licenses granted hereunder, would infringe a Valid Claim included within the Apollo Patent Rights.

         1.32 "TYPE B PRODUCT" shall mean a Product, [ * CON * ] the manufacture, use or sale of which, but for the licenses granted hereunder, would infringe a Valid Claim included within the Apollo Patent Rights.

         1.33 "TYPE C PRODUCT" shall mean a Product, [ * CON * ] manufacture, use or sale of which, but for the licenses granted hereunder, would infringe a Valid Claim included within the Apollo Patent Rights.

         1.34 "TYPE D PRODUCT" shall mean a Product, [ * CON * ] the manufacture, use or sale of which, but for the licenses granted hereunder, would infringe a Valid Claim included within the Apollo Patent Rights.

         1.35     "TYPE E PRODUCT" shall mean a Product [ * CON * ].

         1.36     [ * CON * ]

         1.37 "VALID CLAIM" shall mean an unexpired claim of an issued and unexpired patent or a claim of a pending patent application, each forming part of the Apollo Patent Rights, which claim has not been (i) declared invalid or unenforceable by a government agency or an order of a court or other tribunal of competent jurisdiction from which no appeal has been or can be taken, or
                  (ii) admitted to be invalid or unenforceable through reexamination, disclaimer or otherwise. Notwithstanding the foregoing, if a claim of a pending patent application has not issued as a claim of an issued patent within the Apollo Patent Rights,

                           (a)      in the case of United States patent
                                    applications, within [ * CON * ] ([ * CON *
                                    ]) years after the filing date from which such claim takes priority or

                           (b) in the case of patent applications filed in countries other than the United States, [ * CON * ] ([ * CON * ]) years after the later of (x) the filing date from which such claim takes priority or (y) if such national patent application takes priority from a patent application filed under the Patent Cooperation Treaty ("PCT"), the filing date of such PCT patent application, PROVIDED, HOWEVER, that with respect to Japanese patent applications, such [ * CON * ] ([ * CON * ]) year period shall begin on the date that the first national patent application containing such claim is filed in Japan, such pending claim shall cease to be a Valid Claim for purposes of this Agreement unless and until such claim becomes an issued claim of an issued patent within the Apollo Patent Rights.

2.       RIGHTS GRANTED.

         2.1 EXCLUSIVE LICENSE. Apollo hereby grants to AHPC an exclusive (exclusive, even as to Apollo and Apollo's Affiliates) license under the Apollo Patent Rights and to use the Know-How to develop, make, have made, use, market, promote, import, offer for sale, and sell, in the Territory, Licensed Products for use in the Field. With respect to any Apollo Patent Rights which Apollo Controls by virtue of the license granted to Apollo by [ * CON * ], the license granted to AHPC under this
                  Section 2.1 shall be subject only to (i) the non-exclusive license granted to the United States Government, which license is described in Section 2.1 of the [ * CON * ], and (ii) [ * CON * ] reservation of rights, on behalf of the [ * CON * ], to practice under such Apollo Patent Rights for [ * CON * ] own non-commercial research purposes.

         2.2 SUBLICENSES. AHPC shall have the right to grant one or more sublicenses of the license granted to it under Section 2.1 hereof to any of its Affiliates or to any Third Party, provided, however, that after granting any such sublicense, AHPC shall provide Apollo with written notice that such sublicense has been granted.

         2.3      GRANT OF OPTIONS.

                  2.3.1 TYPE C PRODUCTS. Apollo hereby grants to AHPC an exclusive option to obtain an exclusive (exclusive, even as to Apollo and its Affiliates) license under the Apollo Patent Rights and to use the Know-How to develop, make, have made, use, market, promote, import, offer for sale, and sell, in the Territory, Type C Products for use in the Field. In the event that AHPC, in accordance with Section 2.4 hereof, exercises the option provided under this Section 2.3.1, Type C Products shall be considered to be Licensed Products for purposes of this Agreement as of the date the applicable option exercise fee is paid in accordance with Section 3.5 hereof.

                  2.3.2 TYPE D PRODUCTS. Apollo hereby grants to AHPC an exclusive option to obtain an exclusive (exclusive, even as to Apollo and its Affiliates) license under the Apollo Patent Rights and to use the Know-How How to develop, make, have made, use, market, promote, import, offer for sale, and sell, in the Territory, Type D Products for use in the Field. In the event that AHPC, in accordance with Section 2.4 hereof, exercises the option provided under this Section 2.3.1, Type D Products shall be considered to be Licensed Products for purposes of this Agreement as of the date the applicable option exercise fee is paid in accordance with Section 3.5 hereof.

                  2.3.3 TYPE E PRODUCTS. Apollo hereby grants to AHPC an exclusive option to obtain an exclusive (exclusive, even as to Apollo and its Affiliates) license under the Apollo Patent Rights and to use the Know-How to develop, make, have made, use, market, promote, import, offer for sale, and sell, in the Territory, Type E Products for use in the Field, on a Type E Product by Type E Product basis. In the event that AHPC, in accordance with Section 2.4 hereof, exercises the option provided under this Section 2.3.1, with respect to a Type E Product, such Type E Product shall be considered to be a Licensed Product for purposes of this Agreement as of the date the applicable option exercise fee is paid in accordance with Section 3.5 hereof.

         2.4 EXERCISE OF OPTIONS. AHPC may exercise any or all of the options granted to it under Section 2.3.1 hereof by providing to Apollo written notice of AHPC's election to do so prior to the end of the Option Term. AHPC may exercise any or all of the options granted to it under Section 2.3.2 or 2.3.3 hereof by providing to Apollo written notice of AHPC's election to do so no later than forty-five (45) days after AHPC receives the final report at the final meeting of the Scientific Review Committee. After exercising its option with respect to one or more Product Types as set forth above, AHPC shall pay the applicable option exercise fee(s) as and when required under Section 3.5 hereof, at which time the applicable Product Type(s) shall become Licensed Products under this Agreement. Notwithstanding the foregoing, with respect to Type C Products and Type E Products, AHPC may extend the Option Term by up to [ * CON * ] ([ * CON * ]) additional [ * CON * ] ([ * CON * ]) year periods, by (i) providing written notice to Apollo of its intent to so extend the Option Term at least ninety (90) days prior to the expiration of the then current Option Term (as such Option Term may have been extended in accordance with this Section 2.4) and (ii) the payment of the appropriate option term extension fee as set forth in Section 3.4 hereof.

         2.5 [ * CON * ]. AHPC acknowledges that a portion of the Apollo Patent Rights and Know-How licensed to AHPC hereunder or pertaining to the options granted to AHPC hereunder are owned by [ * CON * ] and are Controlled by Apollo pursuant to the [
                  * CON * ]. Apollo represents and warrants to AHPC and AHPC acknowledges and agrees that, in the event the [ * CON * ] is terminated for any reason and, at such time, AHPC is not in default of its material obligations under this Agreement such that Apollo would have the right to terminate this Agreement as provided in Article 8 hereof, pursuant to the provisions of the [ * CON * ], any licenses granted or to be granted by Apollo to AHPC hereunder with respect to any Apollo Patent Rights or Know-How which are subject to the [ * CON * ] (i.e., which are sublicensed, under the [ * CON * ], by Apollo to
                  AHPC) shall become direct licenses between [ * CON * ] and AHPC and, as of such time and thereafter, AHPC shall make all payments due hereunder with respect to such Apollo Patent Rights and Know-How directly to [ * CON * ], which payments, if overdue, shall bear interest until payment is made at the monthly rate of [ * CON * ] percent ([ * CON * ]%) in accordance with Section 5.4 of the [ * CON * ]. Any payments so made to [ * CON * ] shall be deducted from any payments due and payable to Apollo hereunder. Apollo agrees that it will not modify or amend the [ * CON * ] without AHPC's prior written consent, which consent shall not be unreasonably withheld.

         2.6      HSR FILING AND APPROVALS.

                  2.6.1 HSR FILING. To the extent necessary, each of Apollo and AHPC shall file, as soon as practicable after the date this Agreement was signed by each of the Parties, with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") the notification and report form (the "Report") required under the HSR Act with respect to the transactions as contemplated hereby and shall reasonably cooperate with the other Party to the extent necessary to assist the other Party in the preparation of its Report and to proceed to obtain necessary approvals under the HSR Act, including but not limited to the expiration or earlier termination of any and all applicable waiting periods required by the HSR Act. AHPC shall be responsible for paying any fees required to be paid to any governmental agency in connection with making such filings and each party shall bear its own expenses, including, without limitation, legal fees, incurred in connection with preparing such filings.

                  2.6.2 APOLLO'S AND AHPC'S OBLIGATIONS Each of Apollo and AHPC shall use its good faith efforts to eliminate any concern on the part of any court or government authority regarding the legality of the proposed transaction, including, if required by federal or state antitrust authorities, promptly taking all steps to secure government antitrust clearance, including, without limitation, cooperating in good faith with any government investigation including the prompt production of documents and information demanded by a second request for documents and of witnesses if requested.

                  2.6.3 ADDITIONAL APPROVALS. Apollo and AHPC will cooperate and use respectively all reasonable efforts to make all other registrations, filings and applications, to give all notices and to obtain as soon as practicable all governmental or other consents, transfers, approvals, orders, qualifications authorizations, permits and waivers, if any, and to do all other things necessary or desirable for the consummation of the transactions as contemplated hereby. Neither Party shall be required, however, to divest products or assets or materially change its business if doing so is a condition of obtaining approval under the HSR Act or other governmental approvals of the transactions contemplated by this Agreement.

                  2.6.4 FAILURE TO CLOSE. In the event that on or before [ * CON * ], [ * CON * ], (i) AHPC has not paid to Apollo the initial [ * CON * ] dollar ($[ * CON * ]) license fee as required under Section 3.1 hereof and (ii) AHPC's finance committee fails to make a determination as to whether or not a notification is required to be filed under the HSR Act or, in the event that AHPC's finance committee has determined that a notification must be filed under the HSR Act, AHPC has not filed such notification, then Apollo, prior to the Effective Date, shall have the right to terminate this Agreement by providing AHPC with written notice to such effect. Upon AHPC's receipt of such written notice, this Agreement shall be null, void and of no effect and neither Party shall have any further rights or obligations hereunder. Notwithstanding the foregoing, the provision of such notice shall have no effect on any other agreements that may exist between the Parties, including, without limitation, that certain confidential disclosure agreement entered into by the Parties on or about [ * CON * ], [ * CON * ].

         2.7 U.S. MANUFACTURE. To the extent that any Licensed Product which (a) is sold in the United States and (b) embodies an invention or is made through the use of an invention which invention is (i) claimed in one or more of the Apollo Patent Rights that Apollo Controls by virtue of the license granted to it by [ * CON * ] under the [ * CON * ] and (ii) a subject invention (as such term is defined in 37 CFR Section 401.2) of a funding agreement between an agency of the United States Government and [ * CON * ], AHPC agrees that it shall substantially manufacture such Licensed Product in the United States, its territories or possessions unless such requirement is waived by the funding agency. Apollo, upon AHPC's request, shall cooperate with AHPC and [ * CON * ] in seeking a waiver of such requirement.

3.       CONSIDERATION.

         3.1 LICENSE FEE. In partial consideration for the rights and licenses granted to AHPC hereunder, AHPC, on the Effective Date, shall pay to Apollo a license fee in the amount of [ * CON * ] dollars ($[ * CON * ]). Additionally, within thirty
                  (30) days after Apollo has provided AHPC with written evidence that a European Patent encompassed within the Apollo Patent Rights and corresponding to United States Patent [ * CON * ] has been granted and published, AHPC shall pay to Apollo the sum of [ * CON * ] dollars ($[ * CON * ]), provided, however, that such amount shall be payable one time only and shall become due and payable only if, in AHPC's reasonable judgment, the claim structure of such European Patent is materially no less comprehensive than the claim structure in United States Patent [ * CON * ].

         3.2 ADDITIONAL FEES - TYPE A PRODUCT. In further consideration for the rights and licenses granted to AHPC hereunder with respect to Type A Product, AHPC shall pay to Apollo additional license fees as follows for each Type A Product developed by AHPC, its Affiliates or sublicensees hereunder for use in the Field, each such payment being due and payable (i) within thirty (30) days after the occurrence of the event triggering such payment hereunder and (ii) only one time with respect to any Type A
                  Product:

                  [ * CON * ]

         3.3 ADDITIONAL FEES - TYPE B PRODUCTS. In further consideration for the rights and licenses granted to AHPC hereunder with respect to Type B Products, AHPC shall pay to Apollo additional license fees as follows for each Type B Product developed by AHPC, its Affiliates or sublicensees hereunder for use in the Field, each such payment being due and payable
                  (i) within thirty (30) days after the occurrence of the event triggering such payment hereunder and (ii) only one time with respect to any Type B Product:

                           [ * CON * ]

         3.4 OPTION TERM EXTENSION FEES. In the event that AHPC, pursuant to Section 2.4 hereof, elects to extend the Option Term for [
                  * CON * ] ([ * CON * ]) additional [ * CON * ] ([ * CON * ]) year period, AHPC shall pay to Apollo an option extension fee in the amount of [ * CON * ] dollars ($[ * CON * ]) which fee shall be due and payable on the [ * CON * ] anniversary of the Effective Date and in the event that AHPC, pursuant to Section
                  2.4 hereof, elects to extend the Option Term for a [ * CON * ] additional [ * CON * ] ([ * CON * ]) year period, AHPC shall also pay to Apollo an additional option extension fee in the amount of [ * CON * ] ($[ * CON * ]), which fee shall be due and payable on the [ * CON * ] anniversary of the Effective Date.

         3.5      OPTION EXERCISE FEE.

                  3.5.1 TYPE C PRODUCTS. In the event that AHPC exercises the option granted to it under Section 2.3.1 hereof, AHPC shall pay to Apollo an option exercise fee in the amount of [ * CON * ] dollars ($[ * CON * ]) which option exercise fee shall be due and payable within ten (10) business days after the later of (i) Apollo's receipt of AHPC's written notice exercising its option under Section 2.3.1 or (ii) if a notification is required to be filed under the HSR Act with respect to AHPC's exercise of the option under Section 2.3.1 hereof, the expiration or early termination of any applicable notice and waiting period under the HSR Act.

                  3.5.2 TYPE D PRODUCTS. In the event that AHPC exercises the option granted to it under Section 2.3.2 hereof, AHPC shall pay to Apollo an option exercise fee in the amount of [ * CON * ] dollars ($[ * CON * ]) which option exercise fee shall be due and payable within ten (10) business days after the later of (i) Apollo's receipt of AHPC's written notice exercising its option under Section 2.3.2 or (ii) if a notification is required to be filed under the HSR Act with respect to AHPC's exercise of the option under Section 2.3.2 hereof, the expiration or early termination of any applicable notice and waiting period under the HSR Act.

                  3.5.3 TYPE E PRODUCTS. In the event that AHPC exercises the option granted to it under Section 2.3.3 hereof, AHPC shall pay to Apollo an option exercise fee in the amount of [ * CON * ] dollars ($[ * CON * ]) which option exercise fee shall be due and payable within ten (10) business days after the later of (i) Apollo's receipt of AHPC's written notice exercising its option under Section 2.3.3 or (ii) if a notification is required to be filed under the HSR Act with respect to AHPC's exercise of the option under Section 2.3.3 hereof, the expiration or early termination of any applicable notice and waiting period under the HSR Act.

         3.6 ADDITIONAL FEES - TYPE C PRODUCTS. In the event that AHPC exercises its option under Section 2.3.1 hereof, then in further consideration for the rights and licenses granted to AHPC hereunder with respect to Type C Products, AHPC shall pay to Apollo additional license fees as follows for each Type C Product developed by AHPC, its Affiliates or sublicensees hereunder for use in the Field, each such payment being due and payable (i) within thirty (30) days after the occurrence of the event triggering such payment hereunder and (ii) only one time with respect to any Type C Product:

                           [ * CON * ]

         3.7 ADDITIONAL FEES - TYPE D PRODUCTS. In the event that AHPC exercises its option under Section 2.3.2 hereof, then in further consideration for the rights and licenses granted to AHPC hereunder with respect to Type D Products, AHPC shall pay to Apollo additional license fees as follows for each Type D Product developed by AHPC, its Affiliates or sublicensees hereunder for use in the Field, each such payment being due and payable (i) within thirty (30) days after the occurrence of the event triggering such payment hereunder and (ii) only one time with respect to any Type D Product:

                           [ * CON * ]

                  Notwithstanding the foregoing, the amounts payable by AHPC under parts (k), (l), (m), (n), (o), and (p) of this Section
                  3.7 shall be payable only for the [ * CON * ] label indication per Type D Product to trigger each such payment, with [ * CON
                  * ] percent ([ * CON * ]%) of the amount specified being payable for the [ * CON * ] such Type D Product label indication to trigger such payment and [ * CON * ] percent ([
                  * CON *

                  ]%) of the amount specified being payable for the [ * CON * ] such Type D Product label indication to trigger such payment.

         3.8 ADDITIONAL FEES - TYPE E PRODUCTS. In the event that AHPC exercises its option under Section 2.3.3 hereof, then in further consideration for the rights and licenses granted to AHPC hereunder with respect to Type E Products, AHPC shall pay to Apollo additional license fees as follows for each Type E Product developed by AHPC, its Affiliates or sublicensees hereunder for use in the Field, each such payment being due and payable (i) within thirty (30) days after the occurrence of the event triggering such payment hereunder and (ii) only one time with respect to any Type E Product:

                           [ * CON * ]

                  Notwithstanding the foregoing, the amounts payable by AHPC under parts (k), (l), (m), (n), (o), and (p) of this Section
                  3.8 shall be payable only for the [ * CON * ] label indications per Type E Product to trigger each such payment, with [ * CON * ] percent ([ * CON * ]%) of the amount specified being payable for the [ * CON * ] such Type E Product label indication to trigger such payment and [ * CON * ] percent ([ * CON * ]%) of the amount specified being payable for the [ * CON * ] such Type E Product label indication to trigger such payment.

         3.9      ROYALTIES.

                  3.9.1 ROYALTY RATES -- TYPE A PRODUCTS. In further consideration for the licenses and other rights granted to AHPC hereunder with respect to Type A Products, AHPC shall pay to Apollo royalties, with respect to each Type A Product sold by AHPC, its Affiliates or sublicensees, as follows:

                                    [ * CON * ]

                           Each such quarterly payment shall be made at the time set forth in Section 3.10.1 hereof, with the first such quarterly payment being due and payable after the end of the Calendar Quarter in which such First Commercial Sale was made. Notwithstanding the foregoing, in the event that, during any Calendar Quarter, AHPC, its Affiliates, or sublicensees sell a Type A Product in one or more countries of the Territory where there is not a Valid Claim covering the use of such Type A product in the Field, the royalty payable with respect to such Calendar Quarter under this Section 3.9.1 shall be adjusted by multiplying the amount set forth in Section 3.9.1(a), 3.9.1(b) or 3.9.1(c), as applicable, by a factor equal to [ * CON * ], where [ * CON * ] is the sum of AHPC's, its Affiliates' and its sublicensees' Net Sales of Type A Products in such countries during such Calendar Quarter and [ * CON * ] is the sum of AHPC's, its Affiliates' and its sublicensees' worldwide Net Sales of Type A Products during such Calendar Quarter.

                  3.9.2 ROYALTY RATES -- TYPE B PRODUCTS. In further consideration for the licenses and other rights granted to AHPC hereunder with respect to Type B Products, AHPC shall pay to Apollo royalties in the amount of [ * CON * ] ([ * CON * ]%) of the Net Sales of Type B Products sold for use in the Field. In the event that AHPC, its Affiliates or sublicensees has been granted Regulatory Approval in any country of the Territory to market a Type B Product for use both in the Field and in at least one additional therapeutic or prophylactic indication, [ * CON * ], AHPC and Apollo shall meet to discuss the methods proposed to be used by AHPC to determine what proportion of such Type B Product sold in such country(ies) was sold for use in the Field for purposes of calculating the royalty payable hereunder.

                  3.9.3 ROYALTY RATES -- TYPE C PRODUCTS. If AHPC exercises the option granted to it under Section 2.3.1 hereof, then in further consideration for the licenses and other rights granted to AHPC hereunder with respect to Type C Products, AHPC shall pay to Apollo royalties in the amount of [ * CON * ] ([ * CON * ]%) of the Net Sales of Type C Products sold for use in the Field. In the event that AHPC, its Affiliates or sublicensees has been granted Regulatory Approval in any country of the Territory to market a Type C Product for use both in the Field and in at least one additional therapeutic or prophylactic indication [ * CON * ] AHPC and Apollo shall meet to discuss the methods proposed to be used by AHPC to determine what proportion of such Type C Product sold in such country(ies) was sold for use in the Field for purposes of calculating the royalty payable hereunder.

                  3.9.4 ROYALTY RATES -- TYPE D PRODUCTS. If AHPC exercises the option granted to it under Section 2.3.2 hereof, then in further consideration for the licenses and other rights granted to AHPC hereunder with respect to Type D Products, AHPC shall pay to Apollo royalties in the amount of [ * CON * ] ([ * CON * ]%) of the Net Sales of Type D Products sold for use in the Field. In the event that AHPC, its Affiliates or sublicensees has been granted Regulatory Approval in a Major Country to market a Type D Product for use both in the Field and in at least one additional therapeutic or prophylactic indication [ * CON * ] AHPC and

                           Apollo shall meet to discuss the methods proposed to be used by AHPC to determine what proportion of such Type D Product sold in such country(ies) was sold for use in the Field for purposes of calculating the royalty payable hereunder.

                  3.9.5 ROYALTY RATES -- TYPE E PRODUCTS. If AHPC exercises the option granted to it under Section 2.3.3 hereof, then in further consideration for the licenses and other rights granted to AHPC hereunder with respect to such Type E Products, AHPC shall pay to Apollo royalties in the amount of [ * CON * ].

                  3.9.6 TERM AND SCOPE OF ROYALTY OBLIGATIONS. Royalties on each Licensed Product sold by or on behalf of AHPC, its Affiliates or their respective sublicensees, at the rates set forth in this Section 3.9 shall continue on a Licensed Product by Licensed Product and a country-by-country basis until the expiration of the Term of this Agreement in such country with respect to such Licensed Product as provided in
                           Section 8.1 hereof. No royalties shall be due upon the sale or other transfer among AHPC, its Affiliates or sublicensees, but in such cases the royalty shall be due and calculated upon AHPC's or its Affiliates' or its sublicensees' Net Sales to the first independent Third Party.

                  3.9.7 THIRD PARTY LICENSES. In the event that AHPC determines, based on the advice of outside patent counsel selected by AHPC and reasonably acceptable to Apollo, that patent licenses from Third Parties (hereinafter "Third Party Patent Licenses"), are required by AHPC, its Affiliates and sublicensees in order to develop, make, have made, import, export, use, distribute, promote, market, offer for sale or sell any Licensed Product in the Field, PROVIDED, HOWEVER, that in the case of Type A Products, Type B Products, Type C Products or Type D Products, such Third Party Patents claim the use of such Licensed Products in the Field then the royalty rates set forth in this Section 3.9 shall be adjusted such that the royalty which AHPC is obligated to pay Apollo hereunder for such Licensed Product shall be reduced by [ * CON * ] cents ($[ * CON * ]) for each [ * CON
                           * ] in royalties which AHPC is obligated to pay Third Parties under Third Party Patent Licenses PROVIDED, HOWEVER, that the royalty payable by AHPC hereunder shall not be reduced, pursuant to this Section 3.9.7, to less than [ * CON * ] percent ([ * CON * ]%) of the royalty that would have otherwise been due to Apollo hereunder in any Calendar Quarter. For purposes of this Section 3.9.7, patent claims reading on (i) [ * CON * ] shall not be considered to be a claim on the use of such Licensed Products in the Field. To the extent that AHPC is able to do so without foregoing any attorney-client privilege that AHPC may have with respect to the advice provided by such outside patent counsel, AHPC, upon Apollo's request, shall communicate or shall authorize such outside patent counsel to communicate the substance of such advice to Apollo or Apollo's outside patent counsel, PROVIDED, HOWEVER, that AHPC shall have no obligation whatsoever to provide Apollo with a copy of any written opinion of such outside patent counsel or other written communication between AHPC and such outside patent counsel.

         3.10     REPORTS AND PAYMENT OF ROYALTY.

                  3.10.1 ROYALTIES PAID QUARTERLY. Within sixty (60) calendar days following the close of each Calendar Quarter, following the First Commercial Sale of a Licensed Product, AHPC shall furnish to Apollo a written report for the Calendar Quarter showing, on a Product Type by Product Type basis and, only to the extent necessary to calculate any reductions in royalties made pursuant to Sections 3.9.1 or 6.4.4 hereof, on a country-by-country basis, (i) the Net Sales of Type B Products and, if the applicable options under Section
                           2.3 have been exercised, Type C Products, Type D Products and Type E Products sold by AHPC, its Affiliates and its sublicensees in the Territory during such Calendar Quarter, and (ii) the royalties payable under this Agreement for such Calendar Quarter. Simultaneously with the submission of the written report, AHPC shall pay to Apollo, for the account of AHPC or the applicable Affiliate or sublicensee, as the case may be, a sum equal to the aggregate royalty due for such Calendar Quarter calculated in accordance with this Agreement (reconciled for any previous overpayments, underpayments or credits).

                  3.10.2 METHOD OF PAYMENT. Payments to be made by AHPC to Apollo under this Agreement shall be paid at AHPC's option, either by bank wire transfer in immediately available funds to such bank account as is designated in writing by Apollo from time to time or by check in immediately available funds. Royalty payments shall be made in United States dollars.

         3.11     MAINTENANCE OF RECORDS; AUDITS.

                  3.11.1 RECORD KEEPING BY AHPC. AHPC shall keep and shall cause its Affiliates and sublicensees to keep accurate books and accounts of record in connection with the sale of the Licensed Products in sufficient detail to permit accurate determination of all figures necessary for verification of payments required to be paid hereunder. AHPC and its Affiliates and sublicensees shall maintain such records for a period of at least three (3) years after the end of the year in which they were generated.

                  3.11.2 AUDIT BY APOLLO. Upon forty-five (45) days prior written notice from Apollo, AHPC shall permit an independent certified public accounting firm of nationally recognized standing selected by Apollo and reasonably acceptable to AHPC, to examine, at Apollo's sole expense, the relevant books and records of AHPC and its Affiliates as may be reasonably necessary to verify the accuracy of the royalty reports and royalties paid hereunder. The examination shall be limited to pertinent books and records for any year ending not more than thirty-six (36) months prior to the date of such request. An examination under this Section 3.11.2 shall not occur more than once in any calendar year. Such examination shall be conducted after reasonable prior written notice to AHPC and during ordinary business hours. The accounting firm shall provide both Apollo and AHPC a written report disclosing only whether the royalty reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to Apollo. All such accounting firms shall sign a confidentiality agreement (in form and substance reasonably acceptable to AHPC) as to any of AHPC's or its Affiliate's confidential information which they are provided, or to which they have access, while conducting any audit pursuant to this Section 3.11.2. Upon the expiration of sixty (60) months following the end of any year, the calculation of royalties payable with respect to such year shall be binding and conclusive upon Apollo and AHPC and its Affiliates and sublicensees shall be released from any liability or accountability with respect to royalties for such year.

                  3.11.3 UNDERPAYMENTS/OVERPAYMENTS. If such independent accountant correctly concludes that additional royalties were owed during such period, AHPC shall pay the additional royalties, together with any interest that may be due thereon as provided in
                           Section 3.14, within thirty (30) days of the date AHPC receives such accountant's written report so concluding. If such underpayment exceeds [ * CON * ] percent ([ * CON * ]%) of the royalty correctly due Apollo then the reasonable fees charged by such accountant for the work associated with the underpayment audit shall be paid by AHPC. Any overpayments by AHPC will be promptly refunded by Apollo to AHPC together with interest thereon at the rate provided in Section 3.14.

                  3.11.4 RECORD KEEPING BY SUBLICENSEE. AHPC shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to AHPC, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by Apollo's independent certified public accounting to the same extend required of AHPC under this Agreement.

                  3.11.5 CONFIDENTIALITY. Apollo shall treat all financial information subject to review under this Section 3.11, or under any sublicense agreement, in accordance with the provisions of Article 10 hereof, except when it is necessary to reveal such information in order to enforce its rights under this Agreement.

         3.12 TAXES AND WITHHOLDING. All taxes, assessments and fees of any nature levied or incurred on account of any payments from AHPC to Apollo accruing under this Agreement, by national, state or local governments, will be assumed and paid by AHPC, except taxes levied thereon as income to Apollo and if such taxes are required to be withheld by AHPC they will be deducted from payments due to Apollo and will be timely paid by AHPC to the proper taxing authority for the account of Apollo, a receipt or other proof of payment therefor secured and sent to Apollo as soon as practicable.

         3.13 FOREIGN EXCHANGE. For the purpose of computing Net Sales for Licensed Products sold in a currency other than United States Dollars, such currency shall be converted into United States Dollars in accordance with AHPC's customary and usual translation procedures, consistently applied.

         3.14 INTEREST. Any payment that is more than [ * CON * ] ([ * CON * ]) days past due shall thereafter be subject to interest at an annual percentage rate of [ * CON * ] ([ * CON * ]) [ * CON * ] on the date that such interest begins to accrue.

4.       PRODUCT DEVELOPMENT AND COMMERCIALIZATION.

         4.1      DEVELOPMENT AND REGISTRATION OF LICENSED PRODUCTS.

                  4.1.1 DILIGENCE OBLIGATION. AHPC shall use its Commercially Reasonable Efforts to develop and apply for Regulatory Approval for at least one Licensed Product in the Field in each of the Major Countries, PROVIDED, HOWEVER, that the decision of whether or not to initiate or continue the development of any particular Product or Product Type for use in the Field shall be in AHPC's sole discretion.

                  4.1.2    TYPE D PRODUCTS. If AHPC exercises its option under
                           Section 2.3.2 hereof, AHPC, notwithstanding its obligations as set forth in Section 4.1.1 hereof, which obligations may be met by using its Commercially Reasonable Efforts to develop and apply for Regulatory Approval for at least one Type D Product in the Field in each of the Major Countries, also shall use its Commercially Reasonable Efforts to file an IND with respect to at least one Type D Product prior to the later to occur of (i) the [ * CON * ] anniversary of the Effective Date or (ii) [ * CON * ] ([ * CON * ]) year after the payment of the option exercise fee required under Section 3.5.2 hereof.

                  4.1.3    TYPE E PRODUCTS. If AHPC exercises its option under
                           Section 2.3.3 hereof for one or more Type E Products, AHPC, notwithstanding its obligations as set forth in
                           Section 4.1.1 hereof, which obligations may be met by using its Commercially Reasonable Efforts to develop and apply for Regulatory Approval for at least one Type E Product in the Field in each of the Major Countries, also shall use its Commercially Reasonable Efforts to file an IND with respect to at least one Type E Product prior to the later to occur of (i) the [ * CON * ] anniversary of the Effective Date or (ii) [ * CON * ] ([ * CON * ]) year after the payment of the option exercise fee required under Section 3.5.3 hereof.

         4.2 EXTENSION OF TIME. Upon AHPC's request and subject to Apollo's consent, such consent not to be unreasonably withheld or delayed, the time periods specified in Sections 4.1.3, 4.1.4 and 4.1.5 for filing an IND for the applicable Licensed Product shall be extended by the period of time specified in AHPC's request, provided that AHPC is able to reasonably demonstrate that the reason the filing of the applicable IND was not accomplished within the time period specified in
                  Section 4.1.3, 4.1.4 or 4.1.5, as applicable, was not due to a lack of Commercially Reasonable Efforts on AHPC's part and that, due to circumstances beyond AHPC's reasonable control, such additional time period is necessary.

         4.3 COMMERCIALIZATION OF LICENSED PRODUCTS. After obtaining Regulatory Approval for a Licensed Product, other than a Type B Product, in a Major Country, AHPC shall use its Commercially Reasonable Efforts to market and sell such Licensed Product in such Major Country.

         4.4 STATUS REPORTS. Within sixty (60) days after each December 31 and June 30 during the term of this Agreement AHPC shall provide Apollo with a report summarizing the development decisions made with respect to Licensed Products during the period covered by the report and the then current status of its Licensed Product development activities. Such summary shall include estimated time lines for planned future development activities for Licensed Products then under development. Apollo acknowledges that such reports are being provided at Apollo's request for informational purposes only and any information or statements made therein shall not be construed as imposing upon AHPC any specific obligations with respect to the development of any particular Licensed Product Apollo shall treat all such reports as Information in accordance with Article 10 hereof. Notwithstanding the foregoing, the first such report shall be due within sixty
                  (60) days after June 30, 1999.

         4.5      APOLLO DEVELOPMENT AND REPORTING OBLIGATIONS.

                  4.5.1 DEVELOPMENT. As a fundamental condition of, and in consideration of the payments to Apollo contemplated by this Agreement, Apollo agrees, throughout the Option Term, to use its Commercially Reasonable Efforts and to apply such of its technical and financial resources as are reasonably necessary to establish and maintain one or more programs for the discovery and/or development of Type E Products. Such resources shall include, without limitation, internal and/or external programs with scientific experts in steroid chemistry and related analytical methods as well as programs for specific structure/function analysis specific to applications in the Field.

                  4.5.2 SCIENTIFIC REVIEW COMMITTEE; REPORTS. Promptly after the Effective Date, the Parties will establish a Scientific Review Committee (the "Committee") consisting of two (2) representatives from AHPC and two (2) representatives from Apollo. The chairperson of such Committee shall be one of the AHPC representatives. Either Party may replace any of its representatives at any time upon written notice to the other Party. The Committee shall meet in person to review new Know-How Controlled by Apollo or its Affiliates which relates to Type D Products and/or Type E Products or the active ingredients thereof. Such meetings shall occur at least two (2) times per year (or more or less frequently as the Parties may mutually agree in writing) during the Option Term and a final meeting shall be held no later than thirty
                           (30) days after the end of the Option Term. During such final meeting Apollo shall present and submit to the Committee and AHPC a final written report describing the Know-How and Apollo Patent Rights Controlled by Apollo or its Affiliates which relates to Type D Products and/or Type E Products or the active ingredients thereof. The time and date of each such meeting shall be set by mutual agreement of the Committee members and the location of such meetings shall alternate between the facilities of Apollo and AHPC with the first such meeting being held at one of AHPC's facilities. Each party shall be responsible for the expenses incurred by its representatives in attending such Committee meetings.

5.       REGULATORY MATTERS.

         5.1      REGULATORY FILINGS. Subject to the obligations set forth in
                  Section 4.1 hereof, AHPC shall, in its own name and at its own expense, prepare and file all INDs and all applications for Regulatory Approval of Licensed Products for use in the Field in those countries of the Territory where AHPC, in its sole discretion, deems it commercially reasonable to do so. AHPC agrees to provide Apollo with copies of correspondence with the applicable Regulatory Authorities which correspondence concerns the INDs permitting the study, in humans, of Type E Products and applications for Regulatory Approval of Type E Products. AHPC shall have no obligation to disclose to Apollo any INDs, applications for Regulatory Approval or related correspondence that pertains to any other Product Type.

         5.2 ADVERSE EVENT REPORTING. AHPC shall be responsible for reporting all adverse events associated with each Licensed Product to the appropriate Regulatory Authorities in accordance with applicable laws, rules and regulations. Additionally, in the event Apollo receives information regarding adverse drug experiences related to the use of any Licensed Product, Apollo shall promptly provide AHPC with such information in accordance with the Adverse Drug Experience Reporting Procedures (as may be amended from time to time upon mutual agreement) set forth in Exhibit C. Further, AHPC shall provide Apollo with copies of any adverse drug experience reports concerning Type E Products which reports have been submitted by AHPC to the applicable Regulatory Authorities.

6.       INTELLECTUAL PROPERTY.

         6.1 FILING, PROSECUTION AND MAINTENANCE OF APOLLO PATENT RIGHTS. Apollo agrees to use its Commercially Reasonable Efforts to file, prosecute and maintain in the Territory, upon appropriate consultation with AHPC, the Apollo Patent Rights Controlled in whole or in part by Apollo and licensed to AHPC under this Agreement. Apollo shall give AHPC an opportunity to review the text of the applications for such Apollo Patent Rights before filing, shall consult with AHPC with respect thereto, and shall supply AHPC with a copy of the applications as filed, together with notice of its filing date and serial number. Apollo shall keep AHPC advised of the status of the actual and prospective patent filings (including, without limitation, the grant of any such Apollo Patent Rights), and shall provide advance copies of any substantive papers related to the filing, prosecution and maintenance of such patent filings. AHPC acknowledges that, pursuant to the Florida License, all final decisions with respect to the prosecution of any of the Apollo Patent Rights which are owned by [ * CON * ] and Controlled by Apollo by virtue of the license granted to Apollo by [ * CON * ] under the [ * CON * ] shall be reserved to [ * CON * ]. Notwithstanding the foregoing, Apollo shall not be required to disclose to AHPC any such application which claims the composition or use of a Type E Product but does not claim or describe the composition or use of any other Product Type, until after the first patent application (including, without limitation, a provisional patent application) claiming the composition or use of such Type E Product has been filed. AHPC shall reimburse Apollo for the reasonable out-of-pocket expenses incurred by Apollo after the Effective Date in filing, prosecuting and maintaining the Apollo Patent Rights owned in whole or in part by Apollo and licensed to AHPC under this Agreement, PROVIDED, HOWEVER, that AHPC, in its sole discretion, may elect not to pay for the defense of an interference or other legal action relating to such Patent Rights in the Territory. Within thirty (30) days after the end of each calendar quarter Apollo shall invoice AHPC for any reimbursable expenses paid by Apollo during such calendar quarter. AHPC shall reimburse Apollo for such expenses within thirty (30) days of AHPC's receipt of such invoice.

         6.2 OPTION OF AHPC TO PROSECUTE AND MAINTAIN APOLLO PATENT RIGHTS. Apollo shall give one hundred and eighty (180) days written notice to AHPC of any desire to cease prosecution and/or maintenance of a particular Apollo Patent Right and, in such case, shall permit AHPC, at AHPC's sole discretion, to continue prosecution or maintenance of such Apollo Patent Right at AHPC's own expense. If AHPC elects to continue prosecution or maintenance of such Apollo Patent Right, Apollo shall execute such documents and perform such acts, at Apollo's expense, as may be reasonably necessary to effect an assignment to AHPC of such Apollo Patent Rights which are owned by Apollo. Any such assignment shall be completed in a timely manner so as to allow AHPC to continue such prosecution or maintenance. Any patents or patent applications so assigned shall thereafter not be considered Apollo Patent Rights for any purpose under this Agreement.

         6.3      ENFORCEMENT OF APOLLO PATENT RIGHTS.

                  6.3.1 NOTICE AND DISCONTINUANCE OF INFRINGEMENT. In the event that either Apollo or AHPC becomes aware of any infringement within the Territory of any Valid Claim within the Apollo Patent Rights, it will notify the other Party in writing to that effect. Any such notice shall include evidence to support an allegation of infringement by such Third Party. Apollo shall have the right, but not the obligation to take any such action which it reasonably deems necessary to obtain a discontinuance of such infringement or to bring suit against the Third Party infringer. AHPC shall have the right, prior to commencement of the trial, suit or action brought by Apollo, to join any such suit or action, in which event the expenses of any such suit shall be shared equally by Apollo and AHPC. In no event shall Apollo enter into any settlement, consent judgment or other voluntary final disposition of such suit which would adversely affect AHPC's rights under this Agreement in any way without first obtaining AHPC's written consent to do so, which consent shall not be unreasonably withheld. Additionally, in the event that AHPC has joined in the action and shared in the costs thereof as set forth above, no settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of AHPC. In the event that AHPC has not joined the suit or action, AHPC will reasonably cooperate with Apollo in any such suit or action and shall have the right to consult with Apollo and be represented by its own counsel at its own expense. [ * CON * ] It is understood that Apollo may share its portion of expenses and any recovery with [ * CON * ] pursuant to the [ * CON * ].

                  6.3.2 CONTINUANCE OF INFRINGEMENT. If the alleged infringement of the Apollo Patent Rights is occurring within the Field and, within six (6) months after AHPC has provided Apollo with the notice specified in the first sentence of Section 6.2.1, Apollo has not overcome the allegation of infringement, obtained a discontinuance of such infringement or filed suit against such Third Party infringer, then AHPC shall have the right, but not the obligation, to bring suit against such Third Party infringer under the Apollo Patent Rights and join Apollo as a party plaintiff. Apollo will cooperate with AHPC in any suit for infringement of an Apollo Patent Right brought by AHPC against a Third Party, and shall have the right to consult with AHPC and to participate in and be represented by independent counsel in such litigation at its own expense. If the Apollo Patent Rights that are allegedly being infringed are Controlled by Apollo by virtue of the license granted to Apollo by [ * CON * ] under the [ * CON * ], AHPC shall not enter into any settlement, consent judgment or other voluntary final disposition of such suit without first obtaining [ * CON * ] written consent to do so, which consent, pursuant to the [

                           * CON * ], shall not be unreasonably withheld. Apollo shall cooperate with AHPC in obtaining such consent. [ * CON * ]

         6.4      INFRINGEMENT OF THIRD PARTY PATENTS; THIRD PARTY LICENSES.

                  6.4.1 COURSE OF ACTION. In the event that AHPC's, its Affiliates' or its sublicensees' making, having made, importing, exporting, using, distributing, marketing, promoting, offering for sale or selling Licensed Products in the Field infringes, will infringe or is alleged by a Third Party to infringe a Third Party's patent (PROVIDED, HOWEVER, that in the case of Type A Products, Type B Products, Type C Products and Type D Products, such Third Party patent claims the use of such Licensed Product in the Field) the Party becoming aware of same shall promptly notify the other.

                  6.4.2 AHPC OPTION TO NEGOTIATE. AHPC shall in the first instance have the right to negotiate with said Third Party for a suitable license or assignment PROVIDED, HOWEVER, that AHPC shall enter into no such agreement unless it has first obtained Apollo's approval (which approval shall not be unreasonably withheld or delayed) of any royalties or payments which are to be deducted from payments to be made to Apollo hereunder. In the event that such negotiation results in a consummated agreement, then any lump sum payment made thereunder shall be paid by AHPC and [ * CON * ] percent ([ * CON * ]%) of such payment shall offset any royalties due Apollo hereunder, but only to the extent of reducing royalties due Apollo with respect to the Product Type(s) and country(ies) affected by [
                           * CON * ] percent ([ * CON * ]%) in any Calendar Quarter. Any unused amounts not so offset can be carried over to subsequent quarters.

                  6.4.3 APOLLO OPTION TO NEGOTIATE. Should AHPC fail to consummate an agreement with said Third Party within one (1) year of initiating negotiations, then Apollo shall have the right to negotiate with said Third Party for a suitable license or assignment. In the event that such negotiation results in a consummated agreement, then any lump sum payments made thereafter shall be paid by Apollo. Should such agreement require the payment of royalties, AHPC shall continue to pay the royalties due Apollo hereunder and Apollo shall pay any royalties due said Third Party on AHPC's behalf.

                  6.4.4 THIRD PARTY INFRINGEMENT SUIT. In the event that a Third Party sues AHPC alleging that AHPC's, its Affiliates' or its sublicensees' making, having made, importing, exporting, using, distributing, marketing, promoting, offering for sale or selling any Licensed Product in the Field infringes or will infringe said Third Party's patent (PROVIDED, HOWEVER, that in the case of Type A Products, Type B Products, Type C Products and/or Type D Products, such Third Party patent claims the use of such Licensed Products in the Field), then AHPC may, in its sole discretion, elect to defend such suit and, during the period in which such suit is pending, AHPC shall have the right to apply [ * CON * ] the royalties due Apollo, which royalties are based on the allegedly infringing sales of Licensed Product(s) against its litigation expenses, including settlement costs and royalties paid in settlement of any such suit, PROVIDED, HOWEVER, that in the event that a Type A Product is the subject of such an infringement suit, the portion of the royalties payable under Section 3.9.1 hereof which shall be attributable to the allegedly infringing sales of such Licensed Product for purposes of calculating the amount of royalties payable in any Calendar Quarter that may be attributed to litigation expenses under this Section 6.4.4. shall be calculated by multiplying the royalty amount set forth in Section 3.9.1(a), 3.9.1(b) or 3.9.1(c), as applicable, by a factor equal to [ * CON * ], where [ * CON * ] is the sum of AHPC's, its Affiliates' and its sublicensees' Net Sales made during such Calendar Quarter of Type A Products in the country(ies) where the infringement is alleged to be taking place and [ * CON * ] is the sum of AHPC's, its Affiliates' and its sublicensees' worldwide Net Sales of Type A Products during such Calendar Quarter. Upon AHPC's request and in connection with AHPC's defense of any such Third Party infringement suit, Apollo shall provide reasonable assistance to AHPC for such defense. For purposes of this Section 6.4.4, patent claims reading on (i) the composition of Type A Products, Type B Products, Type C Products and/or Type D Products,
                           (ii) processes for manufacturing such Licensed Products and/or drug delivery systems used by AHPC in connection with such Licensed Products shall not be considered not be considered to be a claim on the use of such Licensed Products in the Field. Should AHPC recovery any damages, by way of settlement or otherwise, in connection with any counterclaim made by it in any such Third Party infringement suit, such recovery shall be used first to reimburse AHPC for the costs and expenses it incurred in defending such Third Party infringement suit (including, without limitation, the costs and expenses incurred in pursuing any counterclaims in such suit) and second to reimburse Apollo for any royalties withheld pursuant to this Section 6.4.4. Any remaining amounts from such recovery shall be shared pro rata by the Parties, based on the portion of the expenses paid by each Party in defending such suit and prosecuting such counterclaims.

         6.5 CERTIFICATION UNDER DRUG PRICE COMPETITION AND PATENT RESTORATION ACT. Apollo and AHPC each shall immediately give written notice to the other of any certification of which they become aware filed pursuant to 21 U.S.C. Section 355(b)(2)(A) (or any amendment or successor statute thereto) claiming that Apollo Patent Rights covering any Licensed Product or the use of any Licensed Product in the Field are invalid or that infringement will not arise from the manufacture, use or sale of Licensed Product(s) by a Third Party. Notwithstanding any provision to the contrary, in the event that Apollo has failed to bring an infringement action against such Third Party at least fourteen (14) days prior to expiration of the forty five
                  (45) day period set forth in 21 U.S.C. Section 355(c)(3)(C) (or any amendment or successor statute thereto), AHPC shall have the right to bring such an infringement action, in its sole discretion and at its own expense, in its own name and/or in the name of Apollo. At AHPC's request, Apollo shall provide AHPC reasonable assistance to conduct such infringement action, including, without limitation, causing the execution of such legal documents as AHPC may deem necessary for the prosecution of such action. AHPC shall periodically reimburse Apollo for its out-of-pocket costs (excluding any of Apollo's costs of retaining independent counsel) incurred in assisting AHPC. AHPC shall incur no liability to Apollo as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any of the Apollo Patent Rights invalid or unenforceable. In the event that AHPC recovers any sums in such litigation by way of damages or in settlement thereof, AHPC shall have the right to retain all such sums to offset its costs, losses and expenses.

         6.6 ABANDONMENT. Subject to AHPC's rights pursuant to Section 6.2, Apollo shall at the earliest known date give notice to AHPC of the grant, lapse, revocation, surrender, invalidation of abandonment of any Apollo Patent Rights licensed to AHPC for which Apollo is responsible for the filing, prosecution and maintenance under this Agreement.

         6.7 PATENT TERM RESTORATION. Apollo shall have the right, in the first instance, to determine whether to seek patent term restoration (or its equivalent) with respect to any Apollo Patent Right and shall notify AHPC, in writing, as to whether or not Apollo has elected to seek such patent term restoration (or its equivalent), provided, however, that in the event Apollo has elected not to seek such patent term restoration (or its equivalent), such written notice must be delivered to AHPC no later than ninety (90) days prior to the date that any action must be taken in order to preserve the ability to obtain such a patent term restoration (or its equivalent). In the event that Apollo elects not to seek patent term restoration (or its equivalent) with respect to any Apollo Patent Right, AHPC shall have the right, but not the obligation, to seek patent term restoration (or its equivalent) for such Apollo Patent Right at its own expense, PROVIDED, HOWEVER, that if AHPC does elect to seek such patent term restoration (or its equivalent) with respect to such Apollo Patent Right as permitted by this sentence, then, as of the date such Apollo Patent Right would have otherwise expired but for AHPC seeking such patent term restoration (or its equivalent) such Apollo Patent Right shall no longer be included within the definition of the Apollo Patent Rights hereunder solely for the purpose of calculating royalties payable under Section 3.9 hereof, but not for any other purpose. In the event that either Party elects to seek patent term restoration (or its equivalent) for any Apollo Patent Right as provided in this Section 6.7, the Parties shall cooperate with each other in obtaining such patent term restoration (or its equivalent) which cooperation shall include, without limitation, executing those documents that may be necessary for either Party to seek and obtain such patent term restoration (or its equivalent).

         6.8 NOTICES REGARDING PATENTS. All notices, inquiries and communications in connection with this Article IV shall be sent in the manner set forth in Section 13.7 to the Parties at the addresses and facsimile numbers indicated below.

                  If to Apollo:             Apollo BioPharmaceutics, Inc.
                                            One Broadway
                                            Suite 600
                                            Cambridge, Massachusetts  02142
                                            Attn.:  President
                                            Fax No.:  (617) 621-7156

                           with a copy to:       Palmer & Dodge
                                                 One Beacon Street
                                                 Boston, Massachusetts  02108
                                                 Attn.: [ * CON * ]
                                                 Fax No.: (617) 227-4420


                  If to AHPC:               American Home Products Corporation
                                            One Campus Drive
                                            Parsippany, New Jersey 07054
                                            Attn.: Senior Vice President
                                            Patent and Trademark Department


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

                                            Fax No.: (973) 683-4121

7.       REPRESENTATIONS AND WARRANTIES.

         7.1 REPRESENTATIONS AND WARRANTIES OF BOTH PARTIES. As of the Effective Date, each of Apollo and AHPC hereby represents, warrants and covenants to the other Party hereto as follows:

                  (a) it is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of incorporation or formation;

                  (b) the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action and do not require any shareholder action or approval;

                  (c) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

                  (d) the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) a loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property;
                           (ii) the provisions of its charter or operative documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound; and

                  (e) it shall at all times comply with all applicable material laws and regulations relating to its activities under this Agreement, including, without limitation, for all patent applications and patents claiming inventions that are subject inventions (as such term is defined in 37 CFR Section 401) of a funding agreement between an agency of the united States Government and [ * CON * ] or the [ * CON * ], all rights and limitations of U.S. Code Title 35, Chapter 38, and the implementing regulations thereof.

         7.2 REPRESENTATIONS AND WARRANTIES OF APOLLO. In addition to the representations and warranties made by Apollo under Section
                  7.1 hereof, Apollo hereby represents and warrants to AHPC that:

                  (a) it has the full right, power and authority to grant the licenses and options granted to AHPC under
                           Article 2 hereof;

                  (b)      all inventors (who are known as of the Effective
                           Date) of any inventions included within the Apollo Patent Rights and the Know-How have assigned their entire right, title and interest in and to such inventions and the Apollo Patent Rights either to Apollo or to the Third Party from whom Apollo has obtained a license whereby Apollo Controls such inventions or Apollo Patent Rights and, to the best of Apollo's knowledge, such knowledge being developed, at least in part, by due investigation by Apollo, no person, other than those persons named as inventors on any patent or patent application included within the Apollo Patent Rights, is an inventor of the invention(s) claimed in such patent or patent application;

                  (c) to the best of Apollo's knowledge, such knowledge being developed, at least in part, by due investigation by Apollo, the [ * CON * ] has (i) complied with all of its obligations under applicable United States Government laws and regulations with respect to any inventions included within the Apollo Patent Rights or the Know-How which inventions are subject inventions of a funding agreement with the United States Government or any agency thereof and
                           (ii) elected to retain title to any such invention as provided in 37 CFR Part 401.

                  (d) all Apollo Patent Rights that are existing as of the Effective Date are listed on Exhibit A attached hereto and to the best of Apollo's knowledge all such Apollo Patent Rights are not invalid or unenforceable, in whole or in part;

                  (e) except as described in Section 7.4 hereof, it has not, prior to the Effective Date, previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in any of the Apollo Patent Rights or the Know-How;

                  (f) as of the Effective Date, there are no claims, judgments or settlements against or owed by Apollo or, to the best of its knowledge, pending or threatened claims or litigation relating to the Apollo Patent Rights or the Know-How and during the term of this Agreement Apollo shall promptly notify AHPC, in writing, upon learning of any such actual or threatened claim, judgment or settlement;

                  (g) during the Term of this Agreement it will use diligent efforts not to diminish the rights under the Apollo Patent Rights or the Know-

                           How including, without limitation, by not committing or permitting any actions or omissions which would cause the breach of any agreements between itself and Third Parties which provide for intellectual property rights applicable to the development, manufacture, use or sale of Licensed Products in the Field, and that it will provide AHPC promptly with notice of any such alleged breach, and that, as of the Effective Date, it is in compliance in all material respects with any agreements with Third Parties relating to the Apollo Patent Rights and the Know-How;

                  (h) as of the Effective Date, there are no collaborative, licensing, material transfer, supply, distributorship or marketing agreements or arrangements or other similar agreements to which it or any of its Affiliates is a party relating to the Apollo Patent Rights, the Know-How or any Product, which agreements are inconsistent with AHPC's rights hereunder;

                  (i) it has not granted any rights to any Third Party with respect to the Apollo Patent Rights, the Know-How or any Product, which grant of rights would be inconsistent with the rights granted to AHPC hereunder; and

                  (j) it has no knowledge of any material information, other than information provided to AHPC in writing prior to the signing of this Agreement, which would negatively affect the ability of AHPC to obtain Regulatory Approval for the use of any Licensed Product in the Field or which would negatively affect the timing for obtaining such Regulatory Approval.

         7.3 REPRESENTATION BY LEGAL COUNSEL. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

         7.4 PRIOR AGREEMENTS. Apollo had previously entered into agreements with [ * CON * ] relating to all or part of the Apollo Patent Rights and/or the Know-How. Additionally, Apollo had previously entered into an agreement with [ * CON * ] pursuant to which Apollo agreed, INTER ALIA, to pay to [ * CON
                  * ] a royalty based, in part, on payments Apollo receives from licensing or otherwise transferring to other parties all or part of the Apollo Patent Rights and/or Know-How. Apollo represents and warrants to AHPC that the agreement with [ * CON * ] including, without limitation, [ * CON * ], each have no further right, title, interest or claim in or to any Apollo Patent Right, the Know-How or any Licensed Product. Apollo also represents and warrants to AHPC that the agreement with [ * CON * ] other than Apollo, each have no further right, title, interest or claim in or to any Apollo Patent Right, the Know-How or any Licensed Product. Apollo further represents and warrants to AHPC that, except for the specific right to receive payments from Apollo in connection with the Apollo Patent Rights, the Know-How and the Licensed Products, [ * CON * ] has no other right, title, interest or claim in or to any Apollo Patent Right, the Know-How or any Licensed Product.

         7.5 APOLLO DISCLAIMER. APOLLO MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT ANY MEHODS DESCRIBED IN THE APOLLO PATENT RIGHTS OR KNOW-HOW WILL BE EFFECTIVE OR THAT ANY OF THE LICENSED PRODUCTS WILL BE MERCHANTIBLE OR FIT FOR A PARTICULAR PURPOSE.

8.       TERM AND TERMINATION.

         8.1 TERM AND EXPIRATION. This Agreement shall be effective as of the Effective Date and unless terminated earlier by mutual written agreement of the Parties or pursuant to Sections 8.2 or 8.3 below, the Term of this Agreement shall continue, on a country-by-country and Licensed Product-by-Licensed Product basis, in effect until expiration of the last to expire Patent Right in such country incorporating a Valid Claim which encompasses the composition or use of such Licensed Product in the Field. Upon expiration of this Agreement AHPC's license to use the Know-How pursuant to Section 2.1 hereof shall become a fully paid-up, perpetual, irrevocable license.

         8.2 TERMINATION BY AHPC. AHPC may terminate this Agreement on a Licensed Product by Licensed Product and on a country by country basis at any time upon ninety (90) days prior written notice to Apollo, provided, however that if AHPC elects to terminate its rights and obligations under this Agreement with respect to a Licensed Product in a Major Country, which Licensed Product is then being marketed by AHPC, its Affiliates or sublicensees in such Major Country, the notice period set forth above in this Section 8.2 shall be extended to three hundred sixty (360) days. Notwithstanding the foregoing, in the event that AHPC learns of a lack of efficacy, safety concerns or adverse regulatory actions associated with such Licensed Product, AHPC may terminate this Agreement with respect to such Licensed Product on a country by country basis upon immediate written notice to Apollo.

         8.3      TERMINATION BY APOLLO FOR LACK OF DILIGENCE.

                  8.3.1 FAILURE TO USE COMMERCIALLY REASONABLE EFFORTS. If, after the [ * CON * ] anniversary of the Effective Date, AHPC commits a material breach of its obligations under Section 4.1.1 hereof, and, after the Parties have attempted to resolve any dispute relating to such alleged breach, in good faith, in accordance with the dispute resolution process set forth in Section 11.7 hereof, AHPC, within ninety
                           (90) days after the date such dispute resolution process is to be complete as provided in Section 11.7 hereof, fails to commence using Commercially Reasonable Efforts to develop and apply for Regulatory Approval for [ * CON * ] as required in
                           Section 4.1.1 hereof, , Apollo, as its sole and exclusive remedy, may, upon thirty (30) days prior written notice to AHPC, terminate this Agreement in its entirety.

                  8.3.2 FAILURE TO FILE IND. In the event that AHPC has exercised one or more of its options under Section
                           2.3 hereof and has failed to use its Commercially Reasonable Efforts to file an IND for [ * CON * ] within the time periods specified in either Section
                           4.1.2 or 4.1.3 , as applicable and as may be extended pursuant to Section 4.2 hereof, Apollo may, as its sole and exclusive remedy, terminate AHPC's license under this Agreement with respect to such Product Type by providing to AHPC, within sixty (60) days after the expiration of the applicable time period and any extensions thereof, written notice of such termination.

         8.4 TERMINATION FOR CAUSE. Either Party may terminate this Agreement with respect to a particular Product Type upon written notice provided to the other Party at any time during the Term :

                           (a) if the other Party commits a material breach of its obligations, other than AHPC's obligations under Section 4.1.1 hereof, relating to such Product Type under this Agreement, and, after the Parties have attempted to resolve any dispute relating to such alleged breach, in good faith, in accordance with the dispute resolution process set forth in Section 11.7 hereof, such breach remains uncured for ninety (90) days measured from the date such dispute resolution process is to be complete as provided in Section 11.7 hereof, PROVIDED, HOWEVER, that if such breach is not susceptible of cure within such ninety (90) day period and the breaching Party uses diligent good faith efforts to cure such breach, such ninety (90) day period shall be extended to one hundred eighty (180) days; or

                           (b)      upon the filing or institution of
                                    bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party, or in the event a receiver or custodian is appointed for such Party's business, or if a substantial portion of such Party's business is subject to attachment or similar process; PROVIDED, HOWEVER, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the proceeding is not dismissed within sixty
                                    (60) days after the filing thereof.

         8.5      EFFECT OF TERMINATION.

                  8.5.1 TERMINATION BY AHPC. In the event AHPC terminates this Agreement under Section 8.4(a), AHPC's licenses pursuant to Sections 2.1 and 2.2 with respect to the Product Type as to which the breach relates shall become fully paid-up, perpetual, irrevocable licenses, PROVIDED, HOWEVER, with respect to any of the said licenses granted to AHPC herein pursuant to any Apollo Patent Right that is Controlled by Apollo by virtue of the license granted by [ * CON * ] AHPC shall, upon conversion of this license to a direct license with [ * CON * ] pursuant to Section 2.5 hereof, become obligated to pay to [ * CON * ] the portion of the license fees and royalties that Apollo would have received from AHPC and would have been obligated to pay, but had not yet paid, to [ * CON * ] pursuant to [ * CON * ] had this Agreement not been so terminated.

                  8.5.2    TERMINATION BY APOLLO.

                           (a) In the event that Apollo terminates this Agreement with respect to one or more Product Type(s) under either Section 8.3.1 or 8.4(a) hereof, then the rights and licenses granted to AHPC under Section 2.1 of this Agreement with respect to such Product Type(s) shall terminate and all rights to the Apollo Patent Rights and Apollo Know-How with respect to Licensed Products included within such Product Type(s) shall revert to Apollo.

                           (b) In the event that Apollo terminates this Agreement with respect to one or more Product Type(s) under Section 8.3.2 hereof, then the rights and licenses granted to AHPC under Section 2.1 of this Agreement with respect to such Product

                                    Type(s) shall terminate and all rights to the Apollo Patent Rights and Apollo Know-How with respect to Licensed Products included within such Product Type(s) shall revert to Apollo. Additionally, in the event Apollo has terminated this Agreement under either
                                    Section 8.3.2 or Section 8.4(a) hereof with respect to Type D Products or Type E Products, AHPC shall provide Apollo with and Apollo shall have the right to use any preclinical or clinical test data that AHPC has generated with respect to such Licensed Products and AHPC will assign to Apollo all Regulatory Approvals and applications for Regulatory Approval for such Licensed Products, PROVIDED, HOWEVER, that AHPC SHALL PROVIDE NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO SUCH TEST DATA, REGULATORY APPROVALS OR APPLICATIONS FOR REGULATORY APPROVAL AND APOLLO'S USE OF ANY SUCH TEST DATA, REGULATORY APPROVALS, AND APPLICATIONS FOR REGULATORY APPROVAL SHALL BE AT APOLLO'S SOLE RISK.

                  8.5.3 EFFECT OF BANKRUPTCY. In the event AHPC terminates this Agreement under Section 8.4(b) or this Agreement is otherwise terminated under Section 8.4(b), the Parties agree that AHPC, as a licensee of rights to intellectual property under this Agreement, shall retain and may fully exercise all of its rights and elections under Title 11, including as set forth in
                           Section 11.8 hereof.

         8.6 SURVIVAL OF OBLIGATIONS. Expiration or termination of the Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination, and the provisions of Articles 9 and 10 and Sections 3.11, 5.2 and
                  11.6 shall survive the expiration or any termination of the Agreement. Except as otherwise expressly provided herein, any expiration or early termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to termination, including the obligation to pay royalties for Licensed Product(s) sold prior to such termination.

9.       INDEMNIFICATION AND INSURANCE.

         9.1 INDEMNIFICATION BY AHPC. AHPC shall indemnify, defend and hold harmless (i) Apollo and its Affiliates, and each of its and their respective employees, officers, directors and agents and (ii) [ * CON * ], and those inventors of any Apollo Patent Right which is Controlled by Apollo by virtue of the license granted to it by [ * CON * ] which inventors were employees of [ * CON * ] at the time the inventions claimed in such Apollo Patent Rights were made and have assigned their entire right, title and interest in and to such Apollo Patent Rights to [ * CON * ] (each of (i) and (ii), an "Apollo Indemnified Party") from and against any and all liability, loss, damage, cost, and expense (including reasonable attorneys' fees) to any Third Party (collectively, a "Liability") which the Apollo Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with (i) the breach by AHPC of any representation or warranty contained in Article 7 of this Agreement; (ii) the manufacture, use or sale of Licensed Products by AHPC; or (iii) the successful enforcement by an Apollo Indemnified Party of its rights under this Section 9.1. Notwithstanding the foregoing, AHPC shall have no obligation under this Agreement to indemnify, defend or hold harmless any Apollo Indemnified Party with respect to claims, demands, costs or judgments which result from willful misconduct or negligent acts or omissions of any Apollo Indemnified Party.

         9.2 INDEMNIFICATION BY APOLLO. Apollo shall indemnify, defend and hold harmless AHPC and its Affiliates, and each of its and their respective employees, officers, directors and agents (each, an "AHPC Indemnified Party") from and against any Liability which the AHPC Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with (i) the breach by Apollo of any representation or warranty contained in Article 7 of this Agreement; (ii) any negligent act or omission or intentional misconduct by Apollo or any of its Affiliates in performing any of its obligations hereunder; or (iii) the successful enforcement by an AHPC Indemnified Party of its rights under this Section 9.2. Notwithstanding the foregoing, Apollo shall have no obligation under this Agreement to indemnify, defend, or hold harmless any AHPC Indemnified Party with respect to claims, demands, costs or judgments which result from willful misconduct or negligent acts or omissions of AHPC, its Affiliates, or any of their respective employees, officers, directors or agents.

         9.3 CONDITIONS TO INDEMNIFICATION. The obligations of the indemnifying Party under Sections 9.1 and 9.2 are conditioned upon the delivery of written notice to the indemnifying Party of any potential Liability promptly after the indemnified Party becomes aware of such potential Liability. The indemnifying Party shall have the right to assume the defense of any suit or claim related to the Liability if it has assumed responsibility for the suit or claim in writing; however, if in the reasonable judgment of the indemnified Party, such suit or claim involves an issue or matter which could have a materially adverse effect on the business operations or assets of the indemnified Party, the indemnified Party may waive its rights to indemnity under this Agreement and control the defense or settlement thereof, but in no event shall any such waiver be construed as a waiver of any indemnification rights such Party may have at law or in equity. If the indemnifying Party defends the suit or claim, the indemnified Party may participate in (but not control) the defense thereof at its sole cost and expense.

         9.4 SETTLEMENTS. Neither Party may settle a claim or action related to a Liability without the consent of the other Party, if such settlement would impose any monetary obligation on the other Party or require the other Party to submit to an injunction or otherwise limit the other Party's rights under this Agreement. Any payment made by a Party to settle any such claim or action shall be at its own cost and expense.

         9.5 LIMITATION OF LIABILITY. With respect to any claim by one Party against the other arising out of the performance or failure of performance of the other Party under this Agreement, the Parties expressly agree that the liability of such Party to the other Party for such breach shall be limited under this Agreement or otherwise at law or equity to direct damages only and in no event shall a Party be liable for, punitive, exemplary or consequential damages. The limitations set forth in this Section 8.5 shall not apply with respect to the obligations of either Party to indemnify the other under Sections 8.2 or 8.3 hereof in connection with a Liability to a Third Party.

         9.6 INSURANCE. Apollo shall obtain and maintain at all times during the term of this Agreement, Commercial General Liability Insurance, including contractual liability coverage, with reputable and financially secure insurance carriers, with limits of not less than [ * CON * ] dollars ($[ * CON * ]) per occurrence and in the aggregate. Additionally, if AHPC exercises its option(s) under either Section 2.3.2 (with respect to Type D Products) or 2.3.3 hereof (with respect to Type E Products), at the earlier of (i) such time as human clinical trials are initiated by or on behalf of AHPC for any Type D Product or Type E Product, as applicable, or (ii) the first Regulatory Approval is obtained for such a Type D Product or Type E Product, as applicable, Apollo also shall obtain and thereafter maintain Product Liability Insurance, with reputable and financially secure insurance carriers, such that the limits of Apollo's Commercial General Liability Insurance, including Products Liability Insurance, are not less than [ * CON * ] dollars ($[ * CON * ]) per occurrence and in the aggregate. Apollo agrees that each such insurance policy shall name

                  AHPC as an additional insured and shall contain a provision requiring ten (10) day advance notification to AHPC in the event of its cancellation or termination. Within thirty (30) days after obtaining each such insurance policy as required under this Section 9.6, Apollo shall provide to AHPC a certificate of insurance or other evidence (reasonably acceptable to AHPC) of such insurance.

10.      CONFIDENTIALITY.

         10.1 NONDISCLOSURE OBLIGATION. Each of Apollo and AHPC shall use only in accordance with this Agreement and shall not disclose to any Third Party any information including, without limitation, Know-How, received by it from the other Party (the "Information"), without the prior written consent of the other Party. The foregoing obligations shall survive the expiration or earlier termination of this Agreement for a period of [ * CON * ] ([ * CON * ]) years. These obligations shall not apply to Information that:

                           (i) is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by business records;

                           (ii) is at the time of disclosure or thereafter becomes published or otherwise part of the public domain without breach of this Agreement by the receiving Party;

                           (iii) is subsequently disclosed to the receiving Party by a Third Party who has the right to make such disclosure;

                           (iv)     is developed by the receiving Party
                                    independently of the Information received from the disclosing Party and such independent development can be documented by the receiving Party; or

                           (v) is required by law, regulation, rule, act or order of any governmental authority or agency to be disclosed by a Party, PROVIDED that notice is promptly delivered to the other Party in order to provide an opportunity to seek a protective order or other similar order with respect to such Information and thereafter the disclosing Party discloses to the requesting entity only the minimum Information required to be disclosed in order to comply with the request, whether or not a protective order or other similar order is obtained by the other Party.

         10.2 PERMITTED DISCLOSURES. Information may be disclosed to employees or consultants of the receiving Party and, in the case of AHPC, AHPC's Affiliates, but, in each case, only to the extent required to accomplish the purposes of this Agreement and only if the receiving Party obtains prior agreement from such employees and consultants to hold in confidence and not make use of such Information for any purpose other than those permitted by this Agreement. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that such employees, agents, consultants, sublicensees or suppliers do not disclose or make any unauthorized use of the Information.

         10.3 RETURN OF INFORMATION. If this Agreement is terminated for any reason, then each Party, upon the request of the other Party, shall return to such other Party all copies of Information received from such other Party hereunder, provided, however, that each Party's legal counsel may retain one copy of such Information in a secure location solely for purposes of determining such Party's continuing obligations hereunder.

         10.4 DISCLOSURE OF AGREEMENT. Neither Apollo nor AHPC shall release to any Third Party or publish in any way any non-public information with respect to the terms of this Agreement or concerning their cooperation without the prior written consent of the other, which consent will not be unreasonably withheld or delayed, provided, however, that either Party may disclose the terms of this Agreement to the extent required to comply with applicable laws, including without limitation the rules and regulations promulgated by the United States Securities and Exchange Commission and the Party intending to disclose the terms of this Agreement shall provide the nondisclosing Party an opportunity to review and comment on the intended disclosure which is reasonable under the circumstances. Notwithstanding the foregoing, Apollo, to the extent required by [ * CON * ], may provide, to [ * CON * ] copies of the royalty reports submitted by AHPC to Apollo under Section
                  3.10.1 hereof, provided, however, that in so disclosing such reports to [ * CON * ] Apollo takes all reasonable actions that are necessary to ensure that [ * CON * ] maintains the confidentiality of such reports and all information contained therein and does not disclose such reports or any information contained therein to any Third Party or use such reports or any information contained therein for any purpose other than verifying the amount of royalties or other fees that are due from Apollo to [ * CON * ] pursuant to the [ * CON * ].

         10.5 PUBLICITY. Subject to Section 10.4, all publicity, press releases and other announcements relating to this Agreement or the transactions contemplated hereby shall be reviewed in advance by, and shall be subject to the approval of, both Parties, which approval shall not be unreasonably withheld or delayed.

11.      MISCELLANEOUS.

         11.1 FORCE MAJEURE. Neither Party shall be liable to the other for delay or failure in the performance of the obligations on its part contained in this Agreement if and to the extent that such failure or delay is due to circumstances beyond its control. It shall notify the other Party promptly should such circumstances arise, giving an indication of the likely extent and duration thereof, and shall use all Commercially Reasonable Efforts to resume performance of its obligations as soon as practicable.

         11.2     ASSIGNMENT.

                  11.2.1 ASSIGNMENT BY APOLLO. Apollo shall not assign this Agreement or any of its rights or obligations hereunder to any Third Party without the prior written consent of AHPC, which consent may be provided or withheld in AHPC's sole discretion. Notwithstanding, the foregoing, subject to the prior written consent of AHPC, which consent shall not be unreasonably withheld, Apollo may assign this Agreement or any of its rights or obligations hereunder to any of its Affiliates, for so long as they remain Affiliates; provided, however, that such assignment shall not relieve Apollo of its responsibilities for performance of its obligations under this Agreement. Additionally, AHPC's consent shall not be required in the event that Apollo assigns this Agreement to a Third Party as a part of a merger of Apollo, with or the sale of all of Apollo's assets to such Third Party, provided, however, that (i) within ten (10) days of signing an agreement for such merger or sale, Apollo shall provide AHPC with written notice thereof, specifying to whom this Agreement is to be assigned and when such assignment is to become effective and (ii) on the effective date of such assignment, such Third Party delivers to AHPC a signed agreement assuming all of Apollo' obligations under this Agreement.

                  11.2.2 ASSIGNMENT BY AHPC. AHPC may assign this Agreement and/or any of its rights or obligations hereunder to any of its Affiliates or to any Third Party; provided, that in the event of such an assignment, no intellectual property rights of the assignee shall be included in the technology to be licensed to Apollo upon Apollo's exercise of its option hereunder. AHPC shall promptly provide Apollo with written notice of any such assignment.

                  11.2.3 BINDING NATURE OF ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Section 11.2 shall be void.

         11.3 NO WAIVER. The failure of either Party to require performance by the other Party of any of that other Party's obligations hereunder shall in no manner affect the right of such Party to enforce the same at a later time. No waiver by any Party hereto of any condition, or of the breach of any provision, term, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or of any other condition or of the breach of any other provision, term, representation or warranty hereof.

         11.4 SEVERABILITY. If a court or other tribunal of competent jurisdiction should hold any term or provision of this Agreement to be excessive, or invalid, void or unenforceable, the offending term or provision shall be deleted or revised to the extent necessary to be enforceable, and, if possible, replaced by a term or provision which, so far as practicable achieves the legitimate aims of the Parties.

         11.5 RELATIONSHIP BETWEEN THE PARTIES. Both Parties are independent contractors under this Agreement. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

         11.6     CORRESPONDENCE AND NOTICES.

                  11.6.1 ORDINARY NOTICES. Correspondence, reports, documentation, and any other communication in writing between the Parties in the course of ordinary implementation of this Agreement shall be delivered by hand, sent by facsimile, or by airmail to the employee or representative of the other Party who is designated by such other Party to receive such written communication.

                  11.6.2 EXTRAORDINARY NOTICES. Extraordinary notices and communications (including, without limitation, Apollo' exercise of its option, notices of termination, force majeure, material breach, change of address) shall be in writing and delivered by hand or sent by nationally recognized overnight delivery service, prepaid registered or certified air mail, or by facsimile confirmed by prepaid first class, registered or certified mail letter, and shall be deemed to have been properly served to the addressee upon receipt of such written communication.

                  11.6.3 ADDRESSES. In the case of Apollo, the proper address for communications shall be:

                                    Apollo BioPharmaceutics, Inc.
                                    One Broadway
                                    Suite 600
                                    Cambridge, MA  02142
                                    Attn: President
                                    Fax:  (617) 621-7156

                                    with a copy to:        Palmer & Dodge
                                                           One Beacon Street
                                                           Boston, MA 02108
                                                           Attn: [ * CON * ]
                                                           FAX:  (617) 227-4420

                           and it the case of AHPC, the proper address for communications and for all payments shall be:

                                    Wyeth-Ayerst Laboratories
                                    555 East Lancaster Avenue
                                    St. Davids, Pennsylvania  19087
                                    Attn:  Senior Vice President,
                                           Global Business Development
                                    Fax:  (610) 688-9498

                                    with a copy to:

                                            American Home Products Corporation
                                            5 Giralda Farms
                                            Madison, New Jersey 07940
                                            Attn:  Senior Vice President and
                                                   General Counsel
                                            Fax: (973) 660-7156


         11.7 CHOICE OF LAW; DISPUTE RESOLUTION. This Agreement is subject to and governed by the laws of the State of Delaware, excluding its conflict of laws provisions. The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the term of this Agreement. In the event of the occurrence of such a dispute either Party may, by written notice to the other Party (which notice shall specify, without limitation, the particulars of the dispute and the relevant provisions of this Agreement relating to such dispute), have such dispute referred to their respective officers (designated below) or their successors for attempted resolution by good faith negotiations within thirty (30) calendar days after such notice is received. Said designated officers are as follows:

                           For AHPC:        Senior Vice President
                                            Global Business Development
                                            Wyeth-Ayerst Laboratories

                           For Apollo:      Vice President, Business Development
                                            Apollo BioPharmaceutics, Inc.

                           In the event the designated officers are not able to
                  resolve such dispute through good faith negotiations within such thirty (30) calendar day period, the dispute shall then be referred to their respective officers (designated below) or their successors for attempted resolution by good faith negotiations within thirty (30) calendar days after the end of the thirty (30) day period described above. Said designated officers are as follows:

                           If the dispute relates to a scientific or development
                  matter:

                           For AHPC:        President
                                            Wyeth-Ayerst Research

                           For Apollo:      President
                                            Apollo BioPharmaceutics, Inc.

                           If the dispute relates to a commercial or business
matter:

                           For AHPC:        Executive Vice President
                                            American Home Products Corporation

                           For Apollo:      President
                                            Apollo BioPharmaceutics, Inc.

                  In the event the designated officers are not able to resolve such dispute through good faith negotiations within such thirty (30) calendar day period, either Party may pursue any legal or equitable remedies available to it by filing a claim in the state or federal courts of the state of Delaware and each Party hereby consents to the jurisdiction of such court and each Party hereby irrevocably waives its right to a jury trial before such court. Notwithstanding the foregoing, nothing in this Section 11.7 shall prohibit a Party from seeking temporary or injunctive relief from a state or federal court in Delaware pending the resolution of a dispute in accordance with the provisions of this Section 11.7. Notwithstanding the foregoing, none of the provisions of this
                  Section 11.7 shall apply if and to the extent that this Agreement becomes a direct license between [ * CON * ] and AHPC as provided in Section 2.5 hereof, PROVIDED, HOWEVER, that [ * CON * ] and AHPC will use good faith efforts to have any disputes between them resolved by their respective senior management prior to seeking any remedies that may be available through the courts.

         11.8     PROVISIONS FOR INSOLVENCY.

                  11.8.1 EFFECT ON LICENSES. All rights and licenses granted under or pursuant to this Agreement by Apollo to AHPC are, for all purposes of Section 365(n) of Title 11 of the United States Code ("Title 11"), licenses of rights to "intellectual property" as defined in Title
                           11. Apollo agrees that AHPC, as licensee of such rights under this Agreement shall retain and may fully exercise all of its rights and elections under Title 11. Apollo agrees during the Term of this Agreement to create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all such intellectual property. If a case is commenced by or against Apollo under Title 11, Apollo (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 Trustee) shall,

                                    (i)      as AHPC may elect in a written
                                             request, immediately upon such
                                             request:

                                            (A)      perform all of the
                                                     obligations provided in
                                                     this Agreement to be
                                                     performed by Apollo
                                                     including, where applicable
                                                     and without limitation,
                                                     providing to AHPC portions
                                                     of such intellectual
                                                     property (including
                                                     embodiments thereof) held
                                                     by Apollo and such
                                                     successors and assigns or
                                                     otherwise available to
                                                     them; or

                                            (B)      provide to AHPC all such
                                                     intellectual property
                                                     (including all embodiments
                                                     thereof) held by Apollo and
                                                     such successors and assigns
                                                     or otherwise available to
                                                     them; and

                                    (ii)    not interfere with the rights of
                                            AHPC under this Agreement, or any
                                            agreement supplemental hereto,


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

                                            to such intellectual property
                                            (including such embodiments),
                                            including any right to obtain such
                                            intellectual property (or such
                                            embodiments) from another entity.

                  11.8.2 RIGHTS TO INTELLECTUAL PROPERTY. If a Title 11 case is commenced by or against Apollo, and this Agreement is rejected as provided in Title 11, and AHPC elects to retain its rights hereunder as provided in Title 11, then Apollo (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 Trustee) shall provide to AHPC all such intellectual property (including all embodiments thereof) held by Apollo and such successors and assigns, or otherwise available to them, immediately upon AHPC's written request. Whenever Apollo or any of its successors or assigns provides to AHPC any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Section 14.8, AHPC shall have the right to perform the obligations of Apollo hereunder with respect to such intellectual property, but neither such provision nor such performance by AHPC shall release Apollo from any such obligation or liability for failing to perform it.

                  11.8.3 AHPC'S RIGHTS. All rights, powers and remedies of AHPC provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, Title 11) in the event of the commencement of a Title 11 case by or against Apollo. AHPC, in addition to the rights, power and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including, without limitation, Title 11) in such event. The Parties agree that they intend the foregoing AHPC rights to extend to the maximum extent permitted by law, including, without limitation, for purposes of Title 11:

                                    (i)      the right of access to any
                                             intellectual property (including
                                             all embodiments thereof) of Apollo,
                                             or any Third Party with whom Apollo
                                             contracts to perform an obligation
                                             of Apollo under this Agreement,
                                             and, in the case of the Third
                                             Party, which is necessary for the
                                             development, registration,
                                             manufacture and marketing of
                                             Licensed Compounds and/or Licensed
                                             Products; and

                                    (ii)    the right to contract directly with
                                            any Third Party described in (i) to
                                            complete the contracted work.

         11.9 EXPORT CONTROLS. AHPC hereby agrees that it shall not sell, transfer, export or re-export any Licensed Product or related information in any form, or any direct products of such information, except in compliance with all applicable laws, including the export laws of the United States Government and any federal regulations implementing such laws. AHPC shall be solely responsible for obtaining all licenses, permits or authorizations required from the United States Government or the government of any other nation for any such export or re-export. Apollo agrees to provide AHPC with such assistance as AHPC may reasonably request in obtaining such license, permits or authorizations.

         11.10 NON-USE OF NAMES. AHPC shall not use Apollo's, [ * CON * ] name or the names of either of such institution's employees or any adaptation thereof, in any advertising, promotional or sales literature without the prior written consent obtained from Apollo, [ * CON * ], as applicable. Apollo shall not use AHPC's name, the names of any of AHPC's Affiliates or the names of any of their respective employees, or any adaptation thereof, in any advertising, promotional or sales literature without AHPC's prior written consent. Notwithstanding the foregoing, to the extent permitted under Section 10.4 hereof, AHPC and Apollo may each state that the [ * CON * ] and that this Agreement are in effect.

         11.11 ENTIRE AGREEMENT; AMENDMENT. This Agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings contained herein sets forth the complete, final and exclusive agreement between the Parties and supersedes and terminates all prior and contemporaneous agreements and understandings between the Parties, whether oral or in writing. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth in this Agreement. No subsequent alteration, amendment, change, waiver or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party. No understanding, agreement, representation or promise, not explicitly set forth herein, has been relied on by either Party in deciding to execute this Agreement.

         11.12 HEADINGS. The headings and captions used in this Agreement are solely for the convenience of reference and shall not affect its interpretation.

         11.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be an original and all of which shall constitute together the same document.

         11.14 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement including, without limitation, any filings with any antitrust agency which may be required.

         IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the Parties as of the date set forth below.


AMERICAN HOME PRODUCTS CORPORATION           APOLLO BIOPHARMACEUTICS, INC.



--------------------------------------       ----------------------------------
Name:                                        Name:
Title:                                       Title:

    [CERTAIN MATERIAL (INDICATED BY A [*CON*]) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED
MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]



                                    EXHIBIT A
                             APOLLO PATENT RIGHTS

[ * CON * ]

                                    EXHIBIT B

          DEFINITION OF "ESTROGEN" EXCERPTED FROM U.S PATENT [ * CON * ]


[ * CON * ]

                                    EXHIBIT C

                  ADVERSE DRUG EXPERIENCE REPORTING PROCEDURES


[ * CON * ]


                                      C-1